As filed with the Securities and Exchange Commission on July 13, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LONE STAR GOLD, INC.

(Exact Name of Registrant in its Charter)

Nevada	1000	45-2578051
(State or other Jurisdiction of	(Primary Standard Industrial Classification	(IRS Employer Identification No.)
Incorporation)	Code)

6565 Americas Parkway NE, Suite 200

Albuquerque, NM 87110

(505) 563-5828

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Capitol Corporate Services, Inc.

202 South Minnesota Street
Carson City, NV 89703

(800) 899-0490

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee

Common Stock, par value $0.001 per share, issuable pursuant to the Fairhills Investment Agreement	30,000,000	$0.15	$4,500,000	$515.70

(1)	We are registering 30,000,000 shares of our common stock that we will put to Fairhills Capital Offshore Ltd. (“Fairhills”) pursuant to an investment agreement (the “Fairhills Investment Agreement”) between Fairhills and the registrant entered into on April 30, 2012 and amended on June 25, 2012. In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the Fairhills Investment Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing bid price of the common stock of the registrant as reported on the OTCBB on July 11, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 13, 2012

30,000,000 Shares of Common Stock

LONE STAR GOLD, INC.

This prospectus relates to the resale of up to 30,000,000 shares of common stock of Lone Star Gold, Inc. (“we” or the “Company”), par value $0.001 per share, issuable to Fairhills Capital Offshore Ltd., a Cayman Islands exempted company (“Fairhills”), pursuant to an investment agreement between us and Fairhills. The investment agreement permits us to “put” up to $15,000,000 in shares of our common stock to Fairhills over a period of up to thirty-six (36) months. We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right offered by Fairhills.

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Fairhills is paying all of the registration expenses incurred in connection with the registration of the shares except for accounting fees and expenses and we will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus Is:  _____________, 2012

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Lone Star Gold, Inc. (referred to herein as the “Company,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and notes before making an investment decision.

Business Overview

We are currently a start-up exploration stage company in the business of gold and mineral exploration, acquisition and development. We were incorporated in the State of Nevada under the name Keyser Resources, Inc. on November 26, 2007.  Our business was initially operated to acquire an option to purchase a mining interest in Canada. After a change in control in November 2010, we explored a merger with another company in order to obtain an option to purchase several oil and gas leases in Nevada. A merger agreement was signed in January 2011. The then-current management decided not to pursue the merger, and the merger agreement was terminated by mutual agreement of the parties as of March 18, 2011.

On March 29, 2011, we underwent another change in management.  On March 29, 2011, Daniel M. Ferris was elected to serve as the sole director.  Mr. Ferris subsequently appointed himself President, Secretary and Treasurer. Following the appointment of Daniel M. Ferris as our sole director and officer, we changed our focus to engage in the acquisition, exploration and development of gold and silver mining properties. To further reflect this change in business focus, we changed our name to “Lone Star Gold, Inc.” on June 14, 2011. In addition, to create a more flexible capital structure, we increased the number of authorized shares of our common stock from 75,000,000 to 150,000,000 on June 14, 2011. A 20:1 forward stock split was declared to stockholders of record as of June 17, 2011.

On August 29, 2011, we entered into an investment agreement with North American Gold Corp. (“North American”) pursuant to which North American agreed to invest up to $15,000,000 to purchase our common stock in increments of $100,000 or an integral multiple thereof, at our option at any time through August 31, 2013 (the “North American Investment Agreement”).

On April 30, 2012, we entered into an investment agreement, which was subsequently amended on June 25, 2012 (the “Fairhills Investment Agreement”) with Fairhills Capital Offshore Ltd., a Cayman Islands exempted company (“Fairhills”). Pursuant to the terms of the Fairhills Investment Agreement, Fairhills committed to purchase up to $15,000,000 of our common stock over a period of up to thirty-six (36) months.

In connection with the Fairhills Investment Agreement, we also entered into a registration rights agreement with Fairhills, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering 30,000,000 shares of our common stock underlying the Fairhills Investment Agreement within 21 days after the closing of the transaction. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the closing of the transaction and maintain the effectiveness of such registration statement until termination of the Fairhills Investment Agreement.

At an assumed purchase price of $0.11325 (equal to 75.5% of the closing price of our common stock of $0.15 on July 11, 2012), we will be able to receive up to $3,397,500 in gross proceeds, assuming the sale of the entire 30,000,000 shares being registered hereunder pursuant to the Fairhills Investment Agreement. Accordingly, we would be required to register additional 102,450,332 shares to obtain the balance of $11,602,500 under the Fairhills Investment Agreement. We are currently authorized to issue 150,000,000 shares of our common stock. We may be required to increase our authorized shares in order to receive the entire purchase price. Fairhills has agreed to refrain from holding an amount of shares which would result in Fairhills owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Fairhills Investment Agreement. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

Fairhills will periodically purchase our common stock under the Fairhills Investment Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Fairhills to raise the same amount of funds, as our stock price declines.

Where You Can Find Us

Our principal office is located at 6565 Americas Parkway NE, Suite 200, Albuquerque, New Mexico 87110. Our telephone number is (505) 563-5828.

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THE OFFERING

Common stock offered by Selling Stockholder	30,000,000 shares of common stock.

Common stock outstanding before the offering	89,341,068 shares of common stock as of the date hereof.

Common stock outstanding after the offering	119,341,068 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Fairhills Investment Agreement. The proceeds received under the Fairhills Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

OTCBB Trading Symbol	LSTG.OB

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We are an exploration stage company with a history of operating losses and expect to continue to realize losses in the near future.  We currently have no operations that are producing revenue, and currently rely on investments by third parties to fund our business.  Even when we begin to generate revenues from operations, we may not become profitable or be able to sustain profitability.

We are an exploration stage company, and since inception, we have incurred significant net losses and have not realized any revenue from our operations.  We have reported a net loss of $2,504,657 from the date of inception through March 31, 2012.  We expect to continue to incur net losses and negative cash flow from operations in the near future, and we will continue to experience losses for at least as long as it takes our company to generate revenue by selling Extracted Minerals from the Tailings, or through our mining operations. The size of these losses will depend, in large part, on whether we find gold or other minerals in our properties and are able to extract and sell the minerals in a profitable manner.  To date, we have not had any operating revenues, nor have we found any minerals or developed any mineral deposits.  Because we do not yet have a revenue stream resulting from sales or other operations, there can be no assurance that we will achieve material revenues in the future.   Should we achieve a level of revenues that make us profitable, there is no assurance that we can maintain or increase profitability levels in the future.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of operating revenues since inception through the date of this prospectus; and (iii) our dependence on the sale of equity securities to continue in operation. We have signed certain investment agreements with North American, for up to $15,000,000 through sales of our common stock, and with Fairhills, for up to $15,000,000 through sales of our common stock. However, North American has the option to refuse to fund any request for investment if market conditions are not favorable. We anticipate that we will incur increased expenses without realizing enough revenues from operations. We therefore expect to incur significant losses in the foreseeable future. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our operations. If this happens, you could lose all or part of your investment.

Our lack of any operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We do not have any material operating history, which makes it impossible to evaluate our business on the basis of historical operations.  Furthermore, we have pursued the business of mineral exploration and development for a short time, and thus our business carries both known and unknown risks. As a consequence, our past results may not be indicative of future results. Although this is true for any business, it is particularly true for us because of our lacking any material operating history.

We recently underwent two separate changes in management, and the current management had no experience in mining or mineral exploration prior to joining the Company.

We underwent a change in management in November 2010 and again in March 2011. The new director and sole executive officer of the Company was not previously an employee of or otherwise involved in the management of the Company. While Mr. Ferris has prior business experience, he had no prior experience in mining or mineral exploration or development before joining the Company.

Together, two of our stockholders have the ability to significantly influence any matters to be decided by the stockholders, which may prevent or delay a change in control of our company.

Mr. Ferris and one other stockholder currently own approximately 34.69% of our common stock on a fully diluted basis, as a group.  As a result, they could exert considerable influence over the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition.  Any stockholders in favor of a matter that is opposed by these two stockholders would have to obtain a significant number of votes to overrule the collective votes of Mr. Ferris and the other principal stockholder.

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Mr. Ferris is our sole director and officer and the loss of Mr. Ferris could adversely affect our business.

Since Mr. Ferris is currently our sole director and officer, if he were to die, become disabled, or leave our company, we would be forced to retain individuals to replace him. There is no assurance that we can find suitable persons to replace him if that becomes necessary. We have no “Key Man” life insurance at this time.

We hold the Concessions through a Mexican subsidiary, Metales, in which it owns a 70% interest. Therefore, our ability to realize revenues from the La Candelaria project will depend in part upon the payment of dividends by Metales and thus is dependent on Mexican corporate and other law.

As a U.S. company, we cannot hold the Concessions (as defined in Description of business) directly. Instead, Mexican law requires a company formed in Mexico to own the Concessions. We have invested in Metales in order to comply with the Mexican law. Therefore, Metales must comply with Mexican laws regarding the declaration and payment of dividends in order to distribute profits to its stockholders, including the Company. If it fails to do so, we could fail to realize revenues from the project.

Risks Relating to Mining Activities

We have no known mineral reserves and we may not find any gold or, if we find gold, it may not be in economic quantities. If we fail to find any gold or if we are unable to find gold in economic quantities, we will have to suspend operations.

The chance of finding gold, silver or other mineral reserves on any individual parcel of land is almost infinitesimal. It is not uncommon to spend millions of dollars on a potential project, complete many phases of exploration and still not obtain reserves that can be economically exploited. Therefore, our chances finding economically viable mineral reserves are remote.

We have no known mineral reserves. Even if we find gold or silver deposits, we may not be of sufficient quantity to warrant recovery. Additionally, even if we find gold or silver deposits in sufficient quantity to warrant recovery, we ultimately may not be recoverable. Finally, even if any gold or silver is recoverable, we may be unable to recover at a profit. Failure to locate deposits in economically recoverable quantities will cause us to cease operations.

We face a high risk of business failure because of the unique difficulties and uncertainties inherent in mineral exploration ventures.

Potential investors should be aware of the difficulties generally encountered by new mineral exploration companies and their high rate of failure. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter in our mining activities. These potential problems may lead to additional costs and expenses that exceed current estimates. Problems such as unusual or unexpected formations and other adverse conditions often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon the Concessions and acquire new properties for exploration. The acquisition of additional properties will depend on whether we possess sufficient capital resources at the time. If no funding is available, we may be forced to abandon our mining operations.

The Tailings may fail to yield Extracted Minerals in amounts or grades that are sufficient to produce a steady source of revenue to the joint venture between Amiko Kay and Jaramillo (the “Joint Venture”). If the Joint Venture fails to produce sufficient revenue to offset the substantial costs incurred in exploration and development of the site, we may lose all amounts invested in the Joint Venture.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

We may not have access to all of the supplies and materials we need to explore our properties, which could delay or suspend our operations.

Competition and unforeseen limited sources of supplies in the industry or in the region in which we operate could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

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We face intense competition in the mining industry. We will have to compete for financing and for qualified managerial and technical employees.

The mining industry is intensely competitive. Competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration and development programs may be slowed down or suspended.

Our properties are located in Mexico and are subject to changes in Mexican political conditions and government regulations.

The Concessions and Tailings are located in Mexico. In the past, Mexico has been subject to political and social instability. Change and uncertainty in Mexico could lead to changes in existing government regulations affecting mineral exploration and mining. Our business activities in Mexico may be adversely affected by changing governmental regulations relating to the mining industry. More generally, shifts in political conditions may increase the cost of conducting our business or maintaining our properties. Finally, Mexico’s status as a developing country may make it more difficult to obtain required financing for our projects.

Our business operations may be adversely affected by social and political unrest in Chihuahua, or by violence and crime in Mexico.

Both La Candelaria and the Mine Tailings Project are located in the state of Chihuahua, Mexico. Our business operations could be negatively impacted if Chihuahua or other areas of Mexico experiences a period of social and political unrest. Various areas in Mexico are affected by persistent violence and crime, which has been well-publicized in the US. Our exploration and construction program in La Candelaria, or the processing of the Tailings, could be interrupted if we are unable to hire qualified personnel or if we are denied access to our properties. We may be required to make additional expenditures to provide increased security in order to protect our property or personnel located at our sites. Significant delays in exploration or increases in expenditures will likely have a material adverse effect on our financial condition and results of operations.

Our operations in Mexico may be adversely affected by factors outside our control, such as changing political, local and economic conditions, any of which could materially adversely affect our financial position or results of operations.

The La Candelaria Concessions are mineral concessions granted by the Mexican government. We hold the Mine Tailings Project in a joint venture with a Mexican national.

Both of these projects are subject to the laws of Mexico. Exploration and potential development activities are potentially subject to political and economic risks, including:

•	Cancellation or renegotiation of contracts;
•	Competition from companies not subject to US laws and regulations, such as the Foreign Corrupt Practices Act;
•	Changes in Mexican laws and regulations;
•	Changes in tax laws;
•	Royalty and tax increases or claims by Mexican governmental authorities;
•	Expropriation or nationalization of property;
•	Foreign exchange controls;
•	Import and export regulations;
•	Environmental controls;
•	Risks of loss due to civil strife, war, guerilla activity, insurrection and terrorism;
•	Other risks arising out of foreign sovereignty over the areas in which our business is operated.

Our business in Mexico is dependent on our consultants.

We are almost entirely dependent on the services of consultants in Mexico to operate our business in Mexico and to advise the Company on matters vital to its continued viability and success. For example, Adam Whyte is responsible for overseeing the day to day operation of the La Candelaria property, while Miguel Jaramillo (“Jaramillo”) operates the Mine Tailings Project. We rely on such persons for advice on matters such as permitting and environmental compliance, as well as mining operations. In addition, we rely on legal counsel in Mexico to maintain the registration of our properties, to form our subsidiaries and to advise us on other matters involving Mexican law. The loss of these persons or our inability to attract and train additional skilled employees may adversely affect our business, future operations and financial condition.

We require substantial funds merely to determine if mineral reserves exist on our Concessions.

Any potential development and production of minerals on our Concessions depends upon the results of exploration programs, feasibility studies and the recommendations of qualified engineers and geologists. Such activities require substantial funding. Before deciding to explore for, and then produce or develop, mineral reserves, we must consider several significant factors, including, but not limited to:

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•	Costs of bringing the property into production;
•	Availability and costs of financing;
•	Ongoing costs of production;
•	Market prices for the products to be produced;
•	Environmental compliance regulations and restraints; and
•	Political climate and/or governmental regulation and control.

There is no assurance that Extracted Minerals from the Tailings will be produced in amounts that will make the Joint Venture commercially viable.

The 1.2 million tons of Tailings located on the Property must be processed at a plant operated by a third party to determine whether any gold, silver or other minerals may be extracted. There is no assurance that any valuable minerals will be extracted after processing. Even if valuable minerals are extracted from the Tailings, there is no assurance that they will be in sufficient quantities, or of sufficient grades, to allow the processing to be commercially viable for the Company. If we cannot make a profit by processing the Tailings, the Joint Venture may fail, and we may lose our investment in the Joint Venture. The failure of the Joint Venture to provide a source of current revenue to the Company may also force us to abandon or curtail our other operations.

The Assignment Agreement and the Option Agreement obligate the Company to fund certain exploration costs under the Work Plan. If we fail to satisfy those obligations, Gonzalez could demand a return of the Concessions.

Under the terms of that certain assignment agreement (the “Assignment Agreement”) and the option agreement between American Gold Holdings, Ltd. and Homero Bustillos Gonzalez (“Gonzalez”) dated January 11, 2011 (the “Option Agreement”), if we fail to comply with our obligations to make expenditures under the Work Plan (as defined in the Description of Business) before January 11, 2014, the Option Agreement will terminate and we will be obligated to return the Concessions to Gonzalez. If this occurs, we would lose all our investment in the Concessions.

Since most of our expenses are paid in Mexican pesos, and our outside investors fund the Company in United States dollars, we are subject to adverse changes in currency values that may adversely affect our results of operations.

Our operations in the future could be affected by changes in the value of the Mexican peso against the United States dollar. The appreciation of non-U.S. dollar currencies such as the peso against the U.S. dollar increases expenses and the cost of purchasing capital assets in U.S. dollar terms in Mexico, which can adversely impact our operating results and cash flows. Conversely, depreciation of the non-U.S. dollar currencies usually decreases operating costs and capital asset purchases in U.S. dollar terms. The value of cash and cash equivalents denominated in foreign currencies also fluctuates with changes in currency exchange rates.

Title to some of our properties may be defective or challenged.

While we believe that we have satisfactory title to our properties, some titles may be defective or subject to challenge. In addition, certain of our Mexican properties could be subject to rights of the Ejido, as discussed below.

Our ability to develop our property in Mexico is subject to the rights of the Ejido (local inhabitants) to use the surface for agricultural purposes.

Our ability to mine minerals is subject to maintaining satisfactory arrangements with the Ejido for access and surface disturbances. Ejidos are groups of local inhabitants who were granted rights to conduct agricultural activities on the property. We must negotiate and maintain a satisfactory arrangement with these residents in order to disturb or discontinue their rights to farm. While we have successfully negotiated and signed such agreements related to the Joint Venture, our ability to maintain these agreements or consummate similar agreements for new projects could impair or impede our ability to successfully mine the properties.

In the event of a dispute regarding title or any other matter related to our operations in Mexico, we might be subject to Mexican courts or dispute resolution entities, where we would be faced with unfamiliar laws and procedures.

The resolution of disputes in foreign countries can be costly and time consuming. In a foreign country we would be faced with the additional burden of understanding unfamiliar laws and procedures. We would also be faced with the necessity of hiring lawyers and other professionals who are familiar with the foreign laws. For these reasons, we may incur unforeseen losses if we are forced to resolve a dispute in Mexico or any other foreign country.

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Risks Related to Our Common Stock

We may conduct further offerings in the future in which case investors' shareholdings will be diluted.

Since our inception, we have relied on sales of our common stock and warrants to fund our operations. We have signed certain investment agreements with North American, for up to $15,000,000 through sales of our common stock, and with Fairhills, for up to $15,000,000 through sales of our common stock. Such investment agreements grant the investors the ability to buy a substantial number of shares of common stock of the Company in a series of private placement transactions at a price that is at a discount to the market price. In addition, under the Option Agreement, we must allow Gonzalez the opportunity to maintain his percentage stock ownership in the Company until the date on which we have complied fully with our obligations under the Option Agreement or January 11, 2014, whichever comes first, so any issuance of common stock or equivalents will result in even greater dilution because of the shares or share equivalents that will have to be issued to Jaramillo as a result. Finally, Jaramillo is entitled to 600,000 shares of common stock as partial consideration under the Joint Venture Agreement (the “JV Agreement”) with Jaramillo. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders.  We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, investors' percentage interests in us will be diluted. The result of this could reduce the value of current investors' stock.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTCBB is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

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Trading in our common stock on the OTC Bulletin Board is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments.

Our common stock is currently listed for public trading on the OTC Bulletin Board. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Fairhills will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Fairhills pursuant to the Fairhills Investment Agreement will be purchased at a 24.5% discount to the lowest trading price of our common stock during the ten (10) consecutive trading days immediately before Fairhills receives our notice of sale. Fairhills has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Fairhills sells the shares, the price of our common stock could decrease. If our stock price decreases, Fairhills may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the Fairhills Investment Agreement.

Pursuant to the Fairhills Investment Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Fairhills at a price equal to a 24.5% discount to the lowest trading price of our stock for the ten (10) consecutive trading days before Fairhills receives our notice of sale. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We are registering an aggregate of 30,000,000 shares of common stock to be issued under the Fairhills Investment Agreement. The sales of such shares could depress the market price of our common stock.

We are registering an aggregate of 30,000,000 shares of common stock under this prospectus pursuant to the Fairhills Investment Agreement. Notwithstanding Fairhills’ ownership limitation, the 30,000,000 shares would represent approximately 25.4% of our shares of common stock outstanding immediately after our exercise of the put right under the Investment Agreement. The sale of these shares into the public market by Fairhills could depress the market price of our common stock.

At an assumed purchase price of $0.11325 (equal to 75.5% of the closing price of our common stock of $0.15 on July 11, 2012), we will be able to receive up to $3,397,500 in gross proceeds, assuming the sale of the entire 30,000,000 shares of our common stock. Accordingly, we would be required to register additional 102,450,332 shares to obtain the balance of $11,602,500 under the Fairhills Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Fairhills Investment Agreement.

We may not have access to the full amount available under the Fairhills Investment Agreement.

We have not drawn down funds and have not issued shares of our common stock under the Fairhills Investment Agreement. Our ability to draw down funds and sell shares under the Fairhills Investment Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 30,000,000 shares issuable under the Fairhills Investment Agreement, and our ability to sell any remaining shares issuable under the Fairhills Investment Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell the shares of common stock to Fairhills under the Fairhills Investment Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Fairhills Investment Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to Fairhills. Accordingly, because our ability to draw down any amounts under the Fairhills Investment Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $15,000,000 under the Fairhills Investment Agreement.

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Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Fairhills Investment Agreement, and as such, Fairhills may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

Fairhills has agreed, subject to certain exceptions listed in the Fairhills Investment Agreement, to refrain from holding an amount of shares which would result in Fairhills or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Fairhills from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put. In this way, Fairhills could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. When used in this Prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Fairhills Investment Agreement. The proceeds received from any “Puts” tendered to Fairhills under the Fairhills Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

DILUTION

The sale of our common stock to Fairhills in accordance with the Fairhills Investment Agreement will have a dilutive impact on our shareholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Fairhills in order to drawdown pursuant to the Fairhills Investment Agreement. If our stock price decreases during the pricing period, then our existing shareholders would experience greater dilution.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

Since June 20, 2011, shares of our common stock have been quoted on the OTCBB under the symbol “LSTG”, following the change of our corporate name to “Lone Star Gold, Inc.” From October 27, 2010 to June 20, 2011, our shares of common stock were quoted on the OTCBB under the symbol “KYSR”. Our stock began trading on October 27, 2010 at $0.155 and the stock price did not change until the July 2011. Accordingly, there are no high and low bids for the common stock before the third quarter 2011.

The following table summarizes the high and low historical closing prices reported by the OTCBB Historical Data Service for the periods indicated. OTCBB quotations reflect inter-dealer prices, without retail mark-up, mark down or commissions, so those quotes may not represent actual transactions.

	High	Low

Third Quarter 2011	$1.40	$0.80
Fourth Quarter 2011	$1.21	$0.60
First Quarter 2012	$0.66	$0.28
Second Quarter 2012	$0.23	$0.14
Third Quarter 2012 (until July 11, 2012)	$0.18	$0.15

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Holders

We had approximately 11 record holders of our common stock as of July 2, 2012, according to the books of our transfer agent. The number of our stockholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.	our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

Other than the shares of common stock to be issued to Mr. Ferris under his Employment Agreement, as described more fully in “Executive Compensation” below, we have no equity compensation program, including no stock option plan, and none are planned for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Business Overview

We are currently a start-up exploration stage company in the business of gold and mineral exploration, acquisition and development. We were incorporated in the State of Nevada under the name Keyser Resources, Inc. on November 26, 2007.  Our business was initially operated to acquire an option to purchase a mining interest in Canada. After a change in control in November 2010, we explored a merger with another company in order to obtain an option to purchase several oil and gas leases in Nevada. A merger agreement was signed in January 2011. The then-current management decided not to pursue the merger, and the merger agreement was terminated by mutual agreement of the parties as of March 18, 2011.

On March 29, 2011, we underwent another change in management.  On March 29, 2011, Daniel M. Ferris was elected to serve as the sole director.  Mr. Ferris subsequently appointed himself President, Secretary and Treasurer. Following the appointment of Daniel M. Ferris as our sole director and officer, we changed our focus to engage in the acquisition, exploration and development of gold and silver mining properties. To further reflect this change in business focus, we changed our name to “Lone Star Gold, Inc.” on June 14, 2011. In addition, to create a more flexible capital structure, we increased the number of authorized shares of our common stock from 75,000,000 to 150,000,000 on June 14, 2011. A 20:1 forward stock split was declared to stockholders of record as of June 17, 2011.

Recent Development

Fairhills Investment Agreement

On April 30, 2012, we entered into a Fairhills Investment Agreement with Fairhills, which is subsequently amended on June 25, 2012, pursuant to which Fairhills agreed to purchase shares of our common stock for an aggregate purchase price of up to $15,000,000.

The Fairhills Investment Agreement provides that we may, from time to time during the thirty-six (36) months period commencing from the effectiveness of the registration statement, in our sole discretion, deliver a put notice to Fairhills which states the dollar amount that we intend to sell to Fairhills on a date specified in the put notice. The maximum investment amount per notice shall be no more than two hundred percent (200%) of the average daily volume of the common stock for the ten consecutive trading days immediately prior to date of the applicable put notice. The purchase price per share to be paid by Fairhills shall be calculated at a twenty-four and a half percent (24.5%) discount to the lowest trading price of the common stock as reported by Bloomberg, L.P. during the ten (10) consecutive trading days immediately prior to the receipt by Fairhills of the put notice. We have reserved 30,000,000 shares of our common stock for issuance under the Fairhills Investment Agreement.

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We plan to use the proceeds from the sale of the common stock under the Fairhills Investment Agreement for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

Bridge Note

On June 25, 2012, we borrowed $50,000 from Fairhills evidenced by a 2% Secured Note (the “Note”). The Note contains the following payment terms: (a) the unpaid principal amount accrues interest at the rate of two percent (2%) per annum, (b) the unpaid principal and all accrued but unpaid interest thereon will be due and payable on December 24, 2012, and (c) any portion of the unpaid principal and accrued but unpaid interest may be prepaid by the Company, without penalty. Payment of the Note is secured by 3,750,000 shares of our common stock owned by Daniel M. Ferris, our sole director and officer.

The proceeds of the Note will be used to make certain payments relating to our mine tailings joint venture in Chihuahua, Mexico, and for general operating expenses.

Results of Operations

Results of Operations for the Period Ended March 31, 2012 as Compared to the Period Ended March 31, 2011

We have not generated any revenue since our inception.  We do not anticipate earning revenues until we have begun to commercially produce minerals from the Concessions, the Tailings, or other mineral properties that we may own in the future. For the periods below, we had the following expenses:

	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011	Accumulated Deficit from November 26, 2007 to March 31, 2012

General and administrative	$152,064	$18,416	$773,310
Exploration	356,696	-	909,894
Management fees	279,999	-	836,453
Total operating expenses	$788,759	$18,416	$2,519,657

For the three months ended March 31, 2012, we incurred general and administrative expenses totaling $152,064.  This increase of $133,648 was due to increases as compared to the first quarter of 2011 as follows:  accounting and auditing fees of $30,164, professional fees of $57,220, travel of $2,229, legal fees of $32,237, depreciation expense of $2,340, telephone expense of $5,301, rent expense of $2,696, and general expenses of $1,461.

In addition, we incurred aggregate costs of $356,696 related to our investment in Metales and expenditures under the Work Plan, and our Tailings Project as follows: $50,000 to fund the La Candelaria Work Plan and $160,000 to fund the Tailings Project Work Commitment and additional costs of $146,696 incurred in connection with the La Candelaria Project.

During the three months ended March 31, 2012, we paid management fees totaling $30,000 to our sole officer and director, and recognized $249,999 in expenses related to the stock grant under Mr. Ferris’ employment agreement during the three months ended March 31, 2012. We paid no management fees in the first quarter of 2011.

Results of Operations for the Year Ended December 31, 2011 as Compared to the Year Ended December 31, 2010

We have not generated any revenue since our inception.  For the years ended December 31, 2010 and December 31, 2011, we had the following expenses:

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	For the year ended December 31, 2010	For the year ended December 31, 2011	Accumulated from November 26, 2007 to December 31, 2011

General and administrative	$62,241	$486,741	$621,246
Exploration cost	-	530,925	553,198
Management fees	-	543,974	556,454
	$62,241	$1,561,640	$1,730,898

During the year ended December 31, 2010, we incurred $62,241 in general and administrative expenses.  Our general and administrative fees were primarily for transfer agent and filing fees and legal, accounting and auditing fees.

For the year ended December 31, 2011, we incurred $486,741 in general and administrative expenses, $530,925 in exploration costs and $543,974 in management fees.  Our general and administrative fees were primarily for legal costs and accounting and auditing fees. Management fees include cash compensation and the value of the equity compensation paid to Mr. Ferris. Exploration costs include direct costs associated with La Candelaria of $201,925 and the value of stock issued to Gonzalez of $303,000.

Liquidity and Capital Resources

The following is a summary of our balance sheet as of March 31, 2012 and December 31, 2011:

	March 31, 2012 ($)	December 31, 2011 ($)

Cash	150,554	215,737
Current Liabilities	70,689	74,375
Working Capital	82,178	143,600

Stockholders’ Equity	272,163	214,925

We had cash of $150,554 as of March 31, 2012.  We have committed to fund $450,000 over three years under the La Candelaria Work Plan, and $1,000,000 over the next two years under the Work Commitment for the Tailings Project.  Because we have no revenues from operations, we are dependent upon obtaining additional financing in order to fund our obligations under the Work Plan, and also to fund our obligations under the Tailings Project.  We have funded our exploratory program to date through the North American Investment Agreement and other sources of equity financing. We recently signed the Fairhills Investment Agreement, the proceeds of which may be used for general corporate and working capital purposes, acquisitions, and other purposes as determined in good faith by the Board of Directors. However, there is no assurance that adequate financing on acceptable terms will continue to be available to us.  During the three months ended March 31, 2012, our sole source of financing was the proceeds of two private placements of common stock to North American.  The net proceeds from those private placements were used to fund our operating expenses, and our exploration activities under the Work Plan for the Concessions, and Work Commitment under the Tailings Project.

The following is a summary of our balance sheet as of December 31, 2010 and December 31, 2011:

	December 31, 2010	December 31, 2011

Cash	$9,977	$215,737
Current Liabilities	67,636	74,375
Working Capital	233,533	143,600

Stockholders’ Equity	$233,533	$214,925

As of December 31, 2010, we had a working capital balance as a result of notes receivable offset by accounts payable and accrued liabilities. As of December 31, 2011, our cash position has increased because of investments made by North American Gold Corp. (“North American”) under an investment agreement, which is described below. We anticipate earning revenues from the Tailings project by the third quarter of 2012.

On August 29, 2011, we entered into North American Investment Agreement with North American pursuant to which North American agreed to invest up to $15,000,000 to purchase our common stock in increments of $100,000 or an integral multiple thereof, at our option at any time through August 31, 2013. During this period, we have the option to deliver a put notice to North American that states the number of shares of our common stock proposes to sell to North American, at a price per share equal to 90% of the volume weighted average closing price of the common stock for the 20 days immediately preceding the date of the put notice. North American has the right to reject any requested sale of shares because of negative market conditions affecting the common stock.

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The North American Investment Agreement was amended to allow us to use the net proceeds from the sale of the shares to fund the exploration and development of gold and silver mining concessions in the La Candelaria project and other projects approved in advance by the Company and North American. The Company and North American have agreed that the proceeds may be used to fund expenses incurred in connection with the Mine Tailings Project.

The shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be issued under an exemption from the registration requirements of the Securities Act. Any shares issued and sold to North American will be “restricted securities” and will be subject to applicable restrictions on resale.

As of the date of this prospectus, North American has purchased 1,966,148 shares from the Company, resulting in gross proceeds to the Company (before any wire transfer or other fees) of $1,150,000. North American owns a total of 2,291,148 shares of common stock, or 2.5% of the issued and outstanding shares.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Accounting and Audit Plan

We intend to continue to have our outside consultant assist us in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant is expected to charge us approximately $5,000 to prepare our quarterly financial statements and approximately $10,000 to prepare our annual financial statements. In the next twelve months, we anticipate spending approximately $60,000 to pay for our accounting and audit requirements.

Off-balance sheet arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our historical financial statements. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

DESCRIPTION OF BUSINESS

Overview

We are currently a start-up exploration stage company in the business of gold and mineral exploration, acquisition and development. We were incorporated in the State of Nevada under the name Keyser Resources, Inc. on November 26, 2007.  Our business was initially operated to acquire an option to purchase a mining interest in Canada. After a change in control in November 2010, we explored a merger with another company in order to obtain an option to purchase several oil and gas leases in Nevada. A merger agreement was signed in January 2011. The then-current management decided not to pursue the merger, and the merger agreement was terminated by mutual agreement of the parties as of March 18, 2011.

On March 29, 2011, we underwent another change in management.  On March 29, 2011, Daniel M. Ferris was elected to serve as the sole director.  Mr. Ferris subsequently appointed himself President, Secretary and Treasurer. Following the appointment of Daniel M. Ferris as our sole director and officer, we changed our focus to engage in the acquisition, exploration and development of gold and silver mining properties. To further reflect this change in business focus, we changed our name to “Lone Star Gold, Inc.” on June 14, 2011. In addition, to create a more flexible capital structure, we increased the number of authorized shares of our common stock from 75,000,000 to 150,000,000 on June 14, 2011. A 20:1 forward stock split was declared to stockholders of record as of June 17, 2011.

On August 29, 2011, we entered into an investment agreement with North American pursuant to which North American agreed to invest up to $15,000,000 to purchase our common stock in increments of $100,000 or an integral multiple thereof, at our option at any time through August 31, 2013.

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On April 30, 2012, we entered into a Fairhills Investment Agreement, which was subsequently amended on June 25, 2012, with Fairhills Capital Offshore Ltd., a Cayman Islands exempted company. Pursuant to the terms of the Fairhills Investment Agreement, Fairhills committed to purchase up to $15,000,000 of our common stock over a period of up to thirty-six (36) months.

In connection with the Fairhills Investment Agreement, we also entered into a registration rights agreement with Fairhills, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering 30,000,000 shares of our common stock underlying the Fairhills Investment Agreement within 21 days after the closing of the transaction. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the closing of the transaction and maintain the effectiveness of such registration statement until termination of the Fairhills Investment Agreement.

At an assumed purchase price of $0.11325 (equal to 75.5% of the closing price of our common stock of $0.15 on July 11, 2012), we will be able to receive up to $3,397,500 in gross proceeds, assuming the sale of the entire 30,000,000 shares being registered hereunder pursuant to the Fairhills Investment Agreement. Accordingly, we would be required to register additional 102,450,332 shares to obtain the balance of $11,602,500 under the Fairhills Investment Agreement. We are currently authorized to issue 150,000,000 shares of our common stock. We may be required to increase our authorized shares in order to receive the entire purchase price. Fairhills has agreed to refrain from holding an amount of shares which would result in Fairhills owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

Subsidiaries

We have two subsidiaries: Metales HBG, S.A. de C.V. (“Metales”) and Amiko Kay, S. de R.L. de C.V. (“Amiko Kay”). Both companies were organized under the laws of Mexico.

We own 70% of the issued and outstanding shares of stock of Metales. Our President, Mr. Ferris, is the sole administrator of Metales. As sole administrator, he assumes the duties of a Board of Directors. Miguel Robles, our attorney in Mexico, and his associates have limited duties for the day-to-day operation of Metales.

We own 99% of the issued and outstanding membership interests of Amiko Kay. Miguel Robles owns a 1% ownership interest to satisfy Mexican law requirements of being at least two owners.

Our current corporate structure chart is as follows:

Agreements

La Candelaria

Metales HBG, S.A. de C.V. (“Metales”) was formed under the laws of Mexico on May 31, 2011. We own 70% of the issued and outstanding shares of capital stock of Metales while the remaining 30% are held by Homero Bustillos Gonzalez, a resident of Mexico (“Gonzalez”). On June 10, 2011, Gonzalez assigned to Metales eight gold and silver mining concessions (the “Concessions”) covering property located in the town of Guachochi, state of Chihuahua, Mexico. The Concessions cover 800 hectares, or approximately 1,976 acres.

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Gonzalez transferred the Concessions to Metales pursuant to an agreement previously entered into with a third party, American Gold Holdings, Ltd., a company formed under the laws of the British Virgin Islands (“American Gold”). American Gold paid Gonzalez an aggregate of $125,000 prior to the formation of Metales, as required by its agreement with Gonzalez. On August 17, 2011, in connection with its investment in Metales and the exploration and development of the Concessions, the Company, American Gold, and Gonzalez executed an Assignment Agreement (the “Assignment Agreement”) pursuant to which (a) American Gold assigned to the Company all of its right and interest in and to a letter of intent between American Gold and Gonzalez, and an Option to Purchase Agreement between American Gold and Gonzalez dated January 11, 2011 (the “Option Agreement”), (b) the Company accepted the assignment of all of the rights and interest of American Gold in and to the Letter of Intent and the Option Agreement, and (c) the Company assumed all of the duties and obligations of American Gold under the Letter of Intent and the Option Agreement with Gonzalez. In connection with the execution of the Assignment Agreement, American Gold released any claims against the Company, Metales or Gonzalez in connection with the (i) $125,000 payment it made to Gonzalez, (ii) the letter of intent or Option Agreement, or (iii) the Assignment Agreement.

Pursuant to the Assignment Agreement, we have taken or have agreed to take the following actions that are required under the Option Agreement and the Letter of Intent, in connection with transfer of the Concessions to Metales:

1.	We have issued 125,000 shares of our common stock to North American Gold Corp, a company organized under the laws of the Marshall Islands (“North American”), as repayment of the $125,000 that American Gold paid to Gonzalez in connection with the Option Agreement. The shares were issued to North American in satisfaction of our obligations under the Assignment Agreement, with the agreement of American Gold.
2.	We have issued 300,000 shares of our common stock to Gonzalez.
3.	We have paid Gonzalez an additional $125,000.
4.	The Company, either alone or through Metales, is obligated to fund $150,000 per year of development costs for three years, for a total of $450,000 (the “Work Plan”).

Gonzalez retains a 2% Net Smelter Returns Royalty on the Concessions. In addition, we are obligated to issue 1,000,000 shares of our common stock to Gonzalez upon the discovery of a 1 million-ounce equivalent gold deposit, as defined by industry standards as set forth by a recognized exchange in North America. Metales is obligated to undertake work necessary to bring the existing geological survey on the property up to NI 43-101 standards. Finally, we have granted anti-dilution rights to Gonzalez, such that we must allow Gonzalez the opportunity to maintain his percentage stock ownership in the Company until the date on which we have complied fully with our obligations under the Option Agreement or January 11, 2014, whichever comes first. Gonzalez has waived the exercise of his anti-dilution rights with respect to issuances of common stock to North American under the North American Investment Agreement.

If we fail to comply with all our obligations under the Option Agreement before January 11, 2014, the Option Agreement will terminate and we will be obligated to return the Concessions to Gonzalez.

We advanced approximately $122,341 to Metales in the first year of the Work Plan, which, together with payments made to Gonzalez that were credited to the Work Plan, satisfied its obligations for that first year. We have paid approximately $50,000 towards the payments required in the second year of the Work Plan, and intend to make additional payments totaling $100,000 in 2012 as required under the Work Plan.

La Candelaria Concessions

The concession numbers, file numbers, dates of term, surface area and location of the Concessions are as follows:

•	Mine Concessions “La Candelaria”

Concession Number: 234759 File number: 016/37587 Term: August 14, 2009- August 13, 2059 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua	Concession Number: 234760 File number: 016/37588 Term: August 14, 2009- August 13, 2059 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua

Concession Number: 234761 File number: 016/37589 Term: August 14, 2009- August 13, 2059 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua	Concession Number: 234762 File number: 016/37590 Term: August 14, 2009- August 13, 2059 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua

Concession Number: 235690 File number: 016/38785 Term: February 16, 2010- February 15, 2060 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua	Concession Number: 235691 File number: 016/38786 Term: February 16, 2010- February 15, 2060 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua

Concession Number: 235692 File number: 016/38787 Term: February 16, 2010- February 15, 2060 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua	Concession Number: 235693 File number: 016/38788 Term: February 16, 2010- February 15, 2060 Surface Area: 100 hectares Municipality and State: Guachochi, Chihuahua

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All references to “La Candelaria” herein refer to all eight concessions unless otherwise indicated.

The Concessions in the La Candelaria project are without known proven (measured) or probable (indicated) reserves, as defined under SEC Industry Guide 7, and the exploration program described in “History and Plan of Operation” below is exploratory in nature. See “No Proven or Probable Reserves” below.

The transfer of the Concessions to Metales must be registered under Mexican law. We have been advised that the transfer of the Concessions from Gonzalez to Metales has been registered with the appropriate Mexican authorities. Under Mexican law, a mining concession gives the holder both exploration and exploitation rights for any minerals found in the property. To maintain the concession, the holder must pay appropriate taxes, perform assessment work, comply with environmental laws, and file a production report each year with the appropriate authorities. Foreign individuals and companies wanting to hold concessions must do so through ownership in a Mexican corporation or through a joint venture, and they may not hold mining concessions directly. Because of those requirements, we will have to rely on persons associated with Metales, and our employees and consultants in Mexico, to perform all acts necessary to comply with the legal requirements necessary to maintain the Concessions.

Location and Access

The property covered by the Concessions is located approximately 125 miles southwest of the city of Chihuahua, Mexico, in the municipality of Guachochi. The town of Tonachi is approximately 3 miles southeast from the border of the Concessions. Guachochi may be reached by a paved road from all directions, including from Chihuahua. The road from Guachochi is an established paved road, with the final 20 miles (36 km) being good quality dirt roads capable of handling trucks and other vehicles. The closest airstrip is located just outside Guachochi, but Chihuahua remains the main hub.

A map of the location of the La Candelaria Concessions is set forth below:

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History and Plan of Operation

The Company, either alone or through Metales, is obligated to fund $150,000 per year of development costs for three years, for a total of $450,000 (the “Work Plan”). The Work Plan consists of a 3-phase, $450,000 exploration program. Phase 1 exploration work includes mapping of the property; defining 10-15 core drill targets; and equipping a regional satellite office in Chihuahua to conduct work programs on the property while providing a secure sample transfer location for delivery to the ALS CHEMEX regional office/processing plant. The geological team will conduct layers of geo-chemical and geo-physical analysis of the entire property to increase our geo-chemical data. In addition, the team will isolate surface areas of interest and define any underground structures and faults systems. Phase 2 exploration work will include drilling the initial targets identified in Phase 1. Phase 3 exploration work will include further defining underground structures in the most economical areas on the property based on previous drill results.

We have been involved in Phase 1 exploration, including gathering as much drill data as possible from the previously identified low sulphidation epithermal system; identifying drill targets; and beginning initial drilling. In terms of gathering data, existing data and our new data (from approximately 150 rock chip, outcrop, quartz vein and sediment samples) will undergo a geo-physical study and ongoing analysis, including full spectral results. To date, much of the data has been mapped and processed in Lone Star’s Chihuahua office. In November 2011, a team of Geologists drilled ten drill holes to a depth of approximately 200 meters (650 feet). We are waiting for the results of the drilling from the ALS CHEMEX laboratories. We have received initial drilling results from a local laboratory in Parral for split core project. The results ranged from 0.09-0.12 grams per ton (gpt) gold and 15-35 gpt silver. The grade assays are not recognized as NI 43-101 standard. If results from the initial drilling stage indicate further drilling is justified, a larger drill unit will be used, capable of reaching depths of 500 meters or more (1,600 feet).

Mineralization

The mineralization is believed to be a low sulphadation epithermal deposit, likely caused by a nearby magma chamber or caldera. If that is true, then this would be classified as a large low grade deposit.

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•	Mine Tailings Project

On January 26, 2012, the Company, acting through a newly-formed subsidiary, entered into a Joint Venture Agreement (the “JV Agreement”) with Miguel Angel Jaramillo Tapia (“Jaramillo”), a resident of Mexico. Under the JV Agreement, Amiko Kay, S. de R.L. de C.V., a company organized under the laws of Mexico (“Amiko Kay”), and Jaramillo formed a joint venture to process 1,200,000 tons of mine tailings located in the city of Hidalgo Del Parral in the state of Chihuahua, Mexico (the “Tailings”), and, after processing, to use, market and sell any minerals extracted from the Tailings. The Company owns 99% of the issued and outstanding membership interests of Amiko Kay.

The Tailings consists of approximately 1.2 million tons of mine tailings from previous mining activity in the Chihuahua area over the last 100 years or more. Mine tailings represent the refuse remaining after ore has been processed. The joint venture between Amiko Kay and Jaramillo (the “Joint Venture”) has been formed to re-process the mine tailings heap to extract minerals that were not extracted during the initial processing, and to market and sell any minerals extracted from the Tailings.

As consideration for Jaramillo’s contribution of the right to process the Tailings to the Joint Venture, we paid Jaramillo $25,000 when it signed a letter of intent for a proposed acquisition of an interest in the Tailings, and another $75,000 when it signed the JV Agreement. We agreed to pay Jaramillo an additional $200,000 no later than January 26, 2013.

In addition, the Company or Amiko Kay will fund an amount up to $1,000,000 for the benefit of the Joint Venture over its first two years, as follows:

.	$250,000 within the first year of the Joint Venture for the purchase of used heavy equipment, miscellaneous equipment and materials for processing the Tailings, and taxes, permits, and general operating expenses.

.	$750,000 within the second year of the Joint Venture for the construction of a heap leach system and floatation plant on the Property.

We may make an additional $250,000 available to the Joint Venture, if additional processing equipment is justified and required to maximize the liberation of precious metals in the Tailings material.

As further consideration, we are obligated to issue 600,000 shares of our common stock to Jaramillo. 300,000 shares of common stock have been issued as of the date of this prospectus and the remaining 300,000 shares shall be issued within 12 months of signing the JV Agreement which is December 26, 2012.

The shares of common stock will be restricted shares and are being issued with appropriate legends to that effect. Jaramillo executed a Share Issuance Agreement concurrently with the execution of the JV Agreement, with respect to the shares of common stock to be issued under the JV Agreement.

Jaramillo will manage the day-to-day affairs associated with processing the Tailings, selling the minerals extracted from the Tailings (“Extracted Minerals”), and other activities of the Joint Venture. Jaramillo will pay all expenses associated with the processing of the Tailings, the sale of any Extracted Minerals from the Tailings, and other obligations of the Joint Venture from the funds received under the Work Commitment and, eventually, from revenues from operations. All net revenues from the sale of any Extracted Minerals or other sources, after deducting expenses, will be distributed and paid monthly, with 65% of net revenues paid to Amiko Kay (and in turn Lone Star Gold) and 35% of the net revenues paid to Jaramillo. It is anticipated that the portion to be paid to Amiko Kay will be paid directly to the Company. Jaramillo will provide a monthly accounting of all revenues and expenses associated with the operations of the Joint Venture.

Title to the Property and the Tailings will remain in Jaramillo’s name. Jaramillo will be responsible for obtaining all permits, approvals and authorizations associated with the processing of the Tailings. He is also responsible for causing the Joint Venture to comply with all applicable laws, rules and regulations, and to maintain insurance on the Property. Amiko Kay will have access to the Property and the Tailings at all times during the term of the JV Agreement.

Amiko Kay and Jaramillo will mutually develop plans and programs to process the Tailings. Jaramillo will prepare a detailed budget setting forth the expenses to be paid under the Work Commitment, which will be approved by Amiko Kay. Finally, Jaramillo will provide quarterly financial reports to Amiko Kay.

If either party defaults under the JV Agreement, the defaulting party’s rights to participate in the Joint Venture will be immediately suspended, and the defaulting party will have no right to share in the revenues of the Joint Venture until the breach is cured. If the defaulting party is Jaramillo, then Amiko Kay may perform the duties of Jaramillo under the Agreement. The nondefaulting party may also sue for damages incurred as a result of the event of default.

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The JV Agreement will terminate upon completion of processing the Tailings, as determined by Amiko Kay in its sole discretion. If Jaramillo materially breaches the JV Agreement, Amiko Kay may terminate the JV Agreement upon 30 days notice to Jaramillo. Jaramillo has no right to terminate the JV Agreement before the processing of the Tailings is complete.

Jaramillo provides independent consulting services to the Company on the La Candelaria project. He acts as Vice President of Exploration on the La Candelaria project (although he is not an executive officer, or an employee, of the Company, Metales or Amiko Kay).

Location

The Tailings Property (the “Property”) is identified as San Antonio del Potrero, Mineral de Jal, comprising approximately 75 hectares. It is registered with the San Antonio Ejido and the city of Hidalgo del Parral. The city of Hidalgo del Parral is located approximately 220 kilometers from the city of Chihuahua, Mexico. Hidalgo del Parral may be reached by a paved road from all directions, including from Chihuahua. The closest airport is located in Chihuahua.

A map of the location of the Tailings property is set forth below:

History and Plan of Operation

We have obtained the results of 29 test samples performed by ALS CHEMEX. The samples were taken from the Tailings in late 2010 by the previous owner.  The results of analysis of the test samples showed an average of 113 grams per ton of silver, with additional by-product of gold, zinc, lead and copper.

In addition, our consultants in Mexico performed additional testing by having a sample of approximately 40 kilograms (approximately 88 pounds) of ore processed and analyzed. Grade assays based on the sampling were received from SGM (Servicio Geologico Mexicano). The results of the analysis showed 115 grams per ton of silver and 0.7 grams per ton of gold, with 1% per ton of lead and zinc. The grade assays are not recognized as NI 43-101 standard.

The Tailings are without known proven (measured) or probable (indicated) reserves, as defined under SEC Industry Guide 7, and the exploration program described in “History and Plan of Operation” is exploratory in nature. See “No Proven or Probable Reserves” below.

We are obligated to fund $250,000 for the benefit of the Joint Venture before January 26, 2013, under the Work Commitment established for the Tailings Project. For the three months ending March 31, 2012, we made payments totaling $160,000 pursuant to the Work Commitment.

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Approximately 3,000 tons of the Tailings material has been sent to the processing plant in Parral, Mexico. As of the date of this prospectus, this shipment has not been fully processed and the Company has no revenues from Tailings project. In addition, the Parral processing plant has undergone a change of management and was temporarily closed, it has now reopened under new management and the Joint Venture has formally agreed for them to take 200 tons per day of the tailings material. We have identified another processing plant in the area that it anticipates will process future shipments of Tailings material in addition to the JV Agreement.

We are constructing a basic wash plant and jig circuit on the property on which the Tailings are located. The wash plant’s simple processing circuit will separate the heavy, mineral-rich material from the lighter, worthless material in the Tailings. We expect the construction of the wash plant to take between 6 to 8 weeks once construction has begun. The first of two jigs are currently in place on the Tailings Project wash plant, and testing is currently being conducted to confirm the best flow rates to maximize the separation ratios of heavier material. The jig in question is the smaller of two jigs planned for the wash plant's start-up. The existing jig will be used to set up the entire wash plant circuit in preparation for the second, larger jig, which we expect to be delivered during July 2012. The cost of the wash plant and jig circuit is expected to be approximately $80,000 - $95,000.

We have also decided to proceed with the design and development of a Benign nitrogen leaching pile process to be built on the property, which is expected to be capable of processing 1,500 tons of Tailings per day. This relatively new leaching process represents the benefits of not using cyanide and of having minimal environmental impact. In turn, the complexity of the permitting process for the plant's construction will be greatly reduced.

•	Letter of Intent Regarding the Ocampo Property

On September 29, 2011, we entered into a letter of intent with Antonio Aguirre Rascon, a resident of Mexico, to acquire a 70% interest in mining concessions covering approximately 570 hectares located in the municipality of Ocampo in the state of Chihuahua, Mexico (the “Ocampo Property”). The letter of intent was intended to serve as the basis for a definitive agreement to be negotiated between the parties. If the definitive agreement was not executed within 90 days of the date of the letter of intent, the letter of intent would expire unless extended by mutual agreement of the parties. The letter of intent expired as of December 29, 2011.

No Proven or Probable Reserves

We are a start-up, exploration-stage company engaged in the search for gold and related minerals. No proven (measured) or probable (indicated) reserves have been established with respect to the La Candelaria project or the Tailings project, and the proposed program of exploration and development for the La Candelaria project and the Tailings project is exploratory in nature. There is no assurance that a commercially viable mineral deposit, or reserve, exists on the property covered by the Concessions or the Tailings project or can be shown to exist until sufficient and appropriate exploration is done, and a comprehensive evaluation of such work concludes that the extraction of such a mineral deposit, if found, can be economically and legally feasible.

Competition

The mining industry is intensely competitive. Competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration and development programs may be slowed down or suspended.

Compliance with Governmental Regulation

The Company is committed to complying with all governmental and environmental regulations applicable to the Company, its properties and its business. Permits from a variety of regulatory authorities are required for many aspects of mine operation. The Company relies on its consultants in Mexico to obtain and maintain all permits, authorizations and approvals necessary or desirable to maintain our business and properties. The Company has been informed that it has the necessary permits and approvals to proceed with the operation of the Tailings joint venture, including a preliminary approval for the construction of a plant on the Tailings Property.

Intellectual Property

We do not own any patents or trademarks.

Employees

Currently, the sole employee of the Company is Daniel M. Ferris, our President, Treasurer, Secretary and sole director. We engage independent contractors and consultants from time to time to consult with our geologic and exploration program.

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Legal Proceedings

We are not aware of any pending legal proceedings which involve the Company or any of our properties.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Directors and Officers serving our Company are as follows:

Name	Age	Positions Held
Daniel M. Ferris	30	President, Secretary, Treasurer and Director

The sole director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting.

Officers will hold their positions at the pleasure of the board of directors. On July 12, 2011, we entered into an employment agreement with Mr. Ferris regarding his position as President of the Company. The employment agreement has an initial term of three years, and after the initial term will automatically renew for successive one-year periods until terminated in accordance with the agreement. The employment agreement may be terminated voluntarily by either party upon 30 days written notice, upon Mr. Ferris’ death or disability, by mutual agreement at the end of the term, or for “cause” by the Company. The employment agreement defines “cause” as the willful and continued failure by Mr. Ferris to perform his duties under the employment agreement, conviction of a felony, or engaging in conduct that is contrary to the best interests of the Company or adversely affects the Company’s reputation.

Biographical Information – Daniel M. Ferris

Mr. Ferris was elected sole director and President, Secretary and Treasurer of the Company on March 29, 2011. Mr. Ferris was also recently appointed President, Secretary and Treasurer of Curry Gold Corp. (OTCBB: CURG), a shell company with no current operations. Mr. Ferris’ career began in public relations. Mr. Ferris was a senior publicist at Freud Communications. After leaving Freud Communications, he began his own public relations and corporate strategy firm, Magnum Communications. Magnum Communications assisted clients in Europe with public relations, financing arrangements, and recruitment. Mr. Ferris’ association with Magnum Communications ended in January 2009. Recently, Mr. Ferris has assisted fund managers with raising funds for a diamond project in the Democratic Republic of Congo. He also serves as a consultant for LCI, which is affiliated with Caesar’s Palace Group. Mr. Ferris’ position at the Company represents his primary business activity. Mr. Ferris currently resides in London.

Significant Employees and Consultants

We have no employees, other than our President, Mr. Ferris.

We have retained several consultants. Miguel Angel Jaramillo Tapia (“Jaramillo”) is an independent consultant who is acting as our Vice President of Exploration (although he is not an executive officer or employee of the Company). Jaramillo, a professional geologist, has worked on numerous mining projects in the Sierra Madre area of Mexico, in which the Concessions are located. He has worked as a consultant performing economic feasibility studies for mining companies in the area. He presently owns his own geo-exploration company focused on mineral mining and analysis of investment projects. Jaramillo also has a working knowledge of the local area surrounding the Concessions. We do not have a written consulting contract with Jaramillo.

We have entered into a joint venture with Jaramillo to process the Tailings. See “Description of Business” section. He is entitled to 35% of the net revenue from the Tailings Joint Venture under the Joint Venture Agreement, as well as 600,000 shares of common stock as partial consideration. Jaramillo is paid for his services as a consultant on the La Candelaria project from the Work Plan for La Candelaria.

Adam Whyte is a consultant for the Company based in Mexico, who performs consulting services pursuant to a consulting agreement dated October 31, 2011.  The contract calls for Mr. Whyte to receive $15,000 upon execution of the agreement, $5,000 per month through the term of the agreement, and a one-time grant of 150,000 restricted shares of our common stock. The term of agreement is one year and it will automatically renew if not cancelled in writing 30 days prior to the end of the annual period.

We employ the services of engineering consultants. On September 27, 2011, we signed a contract with Ralph R. Sacrison, P.E., of the firm Sacrison Engineering, to perform engineering consulting and related services. We agree to pay Sacrison Engineering a monthly retainer of $1,000 per month, which will cover 2 full days of services. The contact may be terminated at any time by either party.

We have an informal agreement with Dr. Mike Seeger, of MX Mining Capital Advisors, to provide up to two days’ advice via phone, email or Skype for $1,500 per month. The engagement is at-will.

For our accounting requirements we use the services of an accounting firm to assist in the preparation of our financial statements. We also have employed U.S. legal counsel in connection with our securities reporting requirements and other matters related to our business.

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Finally, we also employ legal counsel in Mexico in connection with the formation of our Mexican subsidiaries, and on-going legal work associated with the business of our subsidiaries in Mexico, such as the registration of our properties with Mexican governmental authorities.

Code of Ethics

We have not adopted a code of ethics that applies to our executive officers and employees. We anticipate that we will adopt a code of ethics when appropriate as we hire additional employees and engage additional officers and directors.

Committees of the Board of Directors

We do not presently have a separately designated audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, the sole director acts in those capacities. We believe that committees of the Board are not necessary at this time given that we are in the exploration stage.

Audit Committee Financial Expert

Mr. Ferris does not qualify as an “audit committee financial expert.” We believe that the cost related to retaining such a financial expert at this time is prohibitive, given our current operating and financial condition. Further, because we are in the development stage of our business operations, we believe that the services of an audit committee financial expert are not necessary at this time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended December 31, 2011, we believe that our executive officers, directors and ten percent stockholders complied with all reporting requirements applicable to them.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid by the Company for the fiscal years of 2010 and 2011.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Daniel Ferris President, CEO & CFO	2011	70,000	-	-	-	-	70,000
Alvaro Vollmers	2011	0	-	-	-	-	0
Former sole officer	2010	0	-	-	-	-	0
Maurice Bidaux Former sole officer	2010	0	-	-	-	-	0

Neither Mr. Bidaux nor Mr. Vollmers received compensation from the Company in 2010 and 2011, as applicable. Mr. Ferris replaced Mr. Vollmers as sole director and officer on March 29, 2011.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards were outstanding as of December 31, 2011.

Stock Option Grants

We have not granted any stock options to the executive officers as of December 31, 2011.

Director Compensation

Our sole director did not receive any compensation for serving on the Board of Directors.

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Employment Agreements

On July 12, 2011, we entered into an employment agreement with Mr. Ferris regarding his position as President of the Company. The employment agreement has an initial term of three years, and after the initial term will automatically renew for successive one-year periods until terminated in accordance with the agreement. The employment agreement may be terminated voluntarily by either party upon 30 days written notice, upon Mr. Ferris’ death or disability, by mutual agreement at the end of the term, or for “cause” by the Company. The employment agreement defines “cause” as the willful and continued failure by Mr. Ferris to perform his duties under the agreement, conviction of a felony, or engaging in conduct that is contrary to the best interests of the Company or adversely affects the Company’s reputation.

Under the terms of the employment agreement, as compensation for serving as President of the Company, Mr. Ferris will be paid a base salary of $120,000 per year during the term. Mr. Ferris will also be entitled to receive 3,000,000 shares of common stock, which will vest in three equal increments over the first 3 years of the term. Mr. Ferris received 1,000,000 shares of common stock on July 11, 2012, and will receive 1,000,000 shares of common stock on July 12, 2013 and 2014. If Mr. Ferris’ employment is terminated for “cause”, or if he voluntarily resigns, then he would not be entitled to receive any shares of common stock that have not vested as of the date of resignation or termination. If Mr. Ferris’ employment is terminated for any other reason, he would receive the full 3,000,000 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of July 12, 2012, of our common stock by our sole officer and director, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. Information with respect to beneficial owners who are not officers and directors is to the best of our knowledge. As of July 12, 2012, there were 89,341,068 common shares issued and outstanding. All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage Ownership
Director and Officer:
Daniel M. Ferris (1)(2) President, Secretary, Treasurer and Director 6565 Americas Parkway NE, Suite 200 Albuquerque, NM 87110	8,500,000	9.51%
5% or more beneficial owners:
John Rhoden (2)	22,500,000	25.47%

All executive officers and directors as a group	8,500,000	9.51%

(1) Includes 3,750,000 shares of common stock as pledge to secure the 2% Secured Note issued to Fairhills by the Company.

(2) On January 13, 2012, the Company agreed to redeem certain shares of common stock held by two of its principal shareholders. The Company agreed to redeem 7,500,000 shares of common stock owned by Dan M. Ferris, for total consideration of $1.00. In addition, the Company agreed to redeem 22,500,000 shares of common stock held by John G. Rhoden, for total consideration of $1.00. The redeemed shares of common stock are to be retired and restored to the status of authorized and unissued shares, and not held in treasury. The number of shares owned by Mr. Ferris and Mr. Rhoden in the chart above includes the effect of the redemption of these shares, although the redemption of Mr. Rhoden’s shares has not been reflected in the books and records of the Company’s transfer agent. See section “Certain Relationships and Related Transactions” below.

Changes in Control

The Company underwent a change in management on November 17, 2010, when Mr. Bidaux resigned as sole director and officer of the Company. Shareholders holding at least a majority of the issued and outstanding shares of the common stock of the Company elected Mr. Vollmers to serve as the sole director. Mr. Vollmers subsequently appointed himself President, Secretary and Treasurer. The Company underwent another change in management on March 29, 2011, when Mr. Ferris became our sole director and executive officer. There are currently no arrangements which would result in a change in control of the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following is a description of transactions since January 1, 2011 to which the Company has been a party in which the amount involved exceed or will exceed $120,000 and in which any of the person who serves as our director and executive officer or with any beneficial owners of more than 5% of our common stock, or entities affiliated with them, had or will have a direct or indirect material interest.

On June 25, 2012, we borrowed $50,000 from Fairhills evidenced by a 2% Secured Note. The Note contains the following payment terms: (a) the unpaid principal amount accrues interest at the rate of two percent (2%) per annum, (b) the unpaid principal and all accrued but unpaid interest thereon will be due and payable on December 24, 2012, and (c) any portion of the unpaid principal and accrued but unpaid interest may be prepaid by the Company, without penalty. Payment of the Note is secured by 3,750,000 shares of our common stock owned by Daniel M. Ferris, our sole director and officer.

As of March 31, 2012, an advance from Maurice Bideaux, former chief executive officer and director, in the amount of $38,910, remains unpaid.

In December 2010, the Company lent $290,000 to American Liberty Petroleum Corp. (“ALP”) and in 2011 lent ALP another $295,000. The promissory notes executed by ALP in connection with the loans contained the following payment terms: (a) the unpaid principal amount accrued interest at the rate of six percent (6%) per annum, (b) the unpaid principal and all accrued but unpaid interest thereon was due and payable on April 30, 2011, and (c) the unpaid principal and accrued but unpaid interest could be prepaid in whole or in part at the option of ALP, without penalty or premium. The notes are not secured by any assets of ALP. ALP made no payments of principal or interest under the notes. In April 2011, the Company assigned the notes to New World in consideration for the redemption of the Units owned by New World. As a result, the Company no longer holds any notes from ALP. At the time the loans were made, Mr. Vollmers was the sole director and officer of ALP and of the Company. However, Mr. Vollmers is no longer a director or executive officer of the Company. Mr. Vollmers sold his shares of common stock in March 2011 to Mr. Ferris, and resigned as director and executive officer of the Company.

On January 24, 2011, the Board of Directors of the Company approved a series of transactions that would result in the merger of TAEC, a subsidiary of ALP, with and into the Company. See “Business.” If the proposed merger had been completed, the Company would have acquired an option agreement to purchase certain oil and gas properties in Nevada, which were the sole asset of ALP. Mr. Rhoden, Mr. Vollmers and New World, as stockholders holding more than 50% of the votes entitled to be cast with respect to the approval of the transactions, adopted resolutions authorizing the Company to complete the series of transactions.  However, the Company and ALP have since terminated their agreement for the purchase of the assets, and the Company has no further obligations under such agreement.

On January 13, 2012, the Company agreed to redeem certain shares of the common stock of the Company held by two of its principal shareholders. The Company redeemed 7,500,000 shares of common stock owned by Dan Ferris, for total consideration of $1.00. Mr. Ferris is the sole officer and director of the Company. In addition, the Company redeemed 22,500,000 shares of common stock held by John G. Rhoden, for total consideration of $1.00.

After redemption, Mr. Ferris owns 7,500,000 shares of common stock, and Mr. Rhoden owns 22,500,000 shares of common stock, representing 8.64% and 25.92%, respectively, of the issued and outstanding shares of common stock. The redeemed shares of common stock were retired and restored to the status of authorized and unissued shares, and not held in treasury. The Company, Mr. Ferris and Mr. Rhoden agreed to effect the redemption in order to reduce the number of issued and outstanding shares of common stock.

The stock transfer agent has not yet recorded the redemption of the stock formerly owned by Mr. Rhoden due to a delay caused by his inability to locate and deliver one of his stock certificates. However, the number of issued and outstanding shares reported by the Company in this prospectus gives effect to this redemption.

Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors. Our sole director, Daniel M. Ferris, is also the Company’s principal executive officer.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 2, 2011, our Board of Directors dismissed Seale and Beers, CPAs, our independent registered public accountants.  On the same date, the accounting firm of LBB & Associates Ltd., LLP was engaged by our Board of Directors as our new independent registered public accountants.   None of the reports of Seale & Beers on the Company's  financial  statements for the year ended December 31, 2009 or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern qualification in the registrant's audited financial statements.

During the registrant's year ended December 31, 2009 and the subsequent interim periods thereto, there were no disagreements with Seale and Beers, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

Seale and Beers furnished us with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted LBB & Associates Ltd., LLP regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

SELLING STOCKHOLDER

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholder identified below. We are registering the shares to permit the selling stockholder and its pledgees, donees and other successors-in-interest that receive their shares from the selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this Prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date of this Prospectus, there are 89,341,068 shares of common stock issued and outstanding.

The following table sets forth:

•	the name of the selling stockholder,
•	the number of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this Prospectus,
•	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this Prospectus, and
•	the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

The selling stockholder has never served as our officer or director or any of its predecessors or affiliates within the last three years, nor has the selling stockholder had a material relationship with us. The selling stockholder is neither a broker-dealer nor an affiliate of a broker-dealer. The selling stockholder did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

The selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholder will sell all of the shares offered for sale. A selling stockholder is under no obligation, however, to sell any shares pursuant to this Prospectus.

Number of
Shares of
	Shares of	Maximum	Common
	Common Stock	Number of	Stock
	Beneficially	Shares of	Beneficially	Percent
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering (1)	to be Offered	Offering	after Offering

Fairhills Capital Offshore Ltd. (2)	30,000,000	30,000,000	0	0%

__________________

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	Edward Bronson has the voting and dispositive power over the shares owned by Fairhills Capital Offshore Ltd.

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PLAN OF DISTRIBUTION

The selling stockholder and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales after this registration statement becomes effective;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder or any of its respective pledgees, donees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling stockholders to include the pledge or other successors in interest as selling stockholders under this Prospectus.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledge or other successors in interest as selling stockholders under this prospectus.

Fairhills has agreed to pay all fees and expenses incident to the registration of the shares of common stock.

The selling stockholder shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling stockholder uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

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During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, Fairhills is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed Fairhills that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised Fairhills of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the Fairhills Investment Agreement, Fairhills shall not sell stock short, either directly or indirectly through its affiliates, principals or advisors, our common stock during the term of the agreement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We are authorized to issue 150,000,000 shares of common stock, $0.001 par value per share.

Common Stock

As of July 12, 2012, 89,341,068 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Warrants

As of March 31, 2012, there were 200,000 share purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 2.3 years and a weighted average exercise price of $1.20 per warrant for one common share. The share purchase warrants outstanding at March 31, 2012 are as follows:

Weighted
		Weighted	average
		average	remaining	Aggregate
		exercise	contractual	intrinsic
	Warrants	price	life (years)	value
Outstanding December 31, 2011	200,000	$1.20
Granted	-	-
Exercised	-	-
Forfeited or cancelled	-	-
Expired	-	-
Outstanding March 31, 2012	200,000	$1.20	2.33	$59,467

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Dividends

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow + Jaclin, LLP, Manalapan, New Jersey.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by LBB & Associates Ltd., LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by Seale and Beers, CPAs, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

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PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$515.70
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$0
Legal fees and expense	$0
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$515.70

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14 Indemnification Of Directors And Officers.

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)	We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)	We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)	To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item. 15 Recent Sales Of Unregistered Securities.

Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act:

On July 11, 2012, the Company issued 1,000,000 shares of common stock to Dan Ferris, the President of the Company, pursuant to the terms of his Employment Agreement.

On June 28, 2012, we issued 200,000 shares of common stock to Jaramillo pursuant to the JV Agreement dated January 26, 2012.

On March 21, 2012, we completed a private placement of sale of 625,000 shares of our common stock to North American. We sold the shares at a price of $0.40 per share, resulting in total proceeds of approximately $250,000 to the Company. The sale of the shares to North American represents the fifth sale of common stock under the North American Investment Agreement.

On February 13, 2012, we completed a private placement of sale of 625,000 shares of our common stock to North American. We sold the shares at a price of $0.48 per share, resulting in gross proceeds of approximately $300,000 to the Company. The sale of shares to North American represents the fourth sale of common stock under the North American Investment Agreement.

A portion of the proceeds of both private placements have been or will be used to fund the exploration and development of the Concessions, according to a work plan established for the La Candelaria project, and to make the annual payments for the property and concession taxes associated with the project. The Company will also use the proceeds to commence payments in connection with the JV Agreement, such as shipping, trucking and on-site wash plant construction, and other expenses under the work plan established for the Tailings project. Finally, a portion of the proceeds will be used for general corporate expenses associated with the Company’s exploration and development activities.

On January 30, 2012, we issued 100,000 shares of common stock to Jaramillo pursuant to the JV Agreement dated January 26, 2012.

On December 27, 2011, we sold 273,972 shares of our common stock to North American for gross proceeds of $200,000 pursuant to a put notice delivered under the North American Investment Agreement. The proceeds were used to fund the Work Plan related to the La Candelaria project, for expenses related to the letter of intent for the Ocampo Property, and other operating expenses incurred by the Company.

On October 31, 2011, we entered into an agreement with a consultant to perform certain consulting services. The contract calls for the consultant to receive $15,000 upon execution of the agreement, $5,000 per month through the term of the agreement, and a one-time grant of 150,000 restricted shares of our common stock. The fair market value of the common stock on the date of grant was $124,500. The term of agreement is one year and it will automatically renew if not cancelled in writing 30 days prior to the end of the annual period.

On October 24, 2011, we sold 204,081 shares of our common stock to North American for gross proceeds of $200,000 pursuant to a put notice delivered under the North American Investment Agreement. The proceeds were used to fund the Work Plan related to the La Candelaria project, for expenses related to the letter of intent for the Ocampo Property, and other operating expenses incurred by the Company.

On September 14, 2011, we issued 238,095 shares of our common stock to North American for gross proceeds of $200,000 pursuant to a put notice delivered under the North American Investment Agreement.

On August 17, 2011, we entered into an agreement to issue 300,000 shares of our common stock to Gonzalez in accordance with certain option agreement. The fair market value of the common stock was $303,000 on the date of issuance.

On August 17, 2011, we entered into an agreement to issue 125,000 shares of our common stock to American Gold as repayment of the $125,000 that American Gold paid to Gonzalez in connection with certain option agreement. The shares were issued in the name of North American with the agreement of American Gold. The fair market value of the common stock was $126,250 on the date of issuance, September 15, 2011.

On August 29, 2011, we entered into an agreement to issue 100,000 units to North American in a private placement, with each unit consisting of one share of our common stock and one warrant to purchase an equal amount of share of our common stock at $1.20 per share exercisable at any time until August 29, 2014, for cash proceeds of $100,000. The relative fair market value of the warrants on the date of issuance was $44,000.

On June 30, 2011, we entered into an agreement to issue 100,000 units to North American Gold Corp. in a private placement, for $1.00 per unit, with each unit consisting of one share of common stock and one warrant to purchase an equal amount of share of common stock at $1.20 per share exercisable at any time until June 30, 2014, for cash proceeds of $100,000. The fair market value of the Warrants on the date of issuance was $15,467.

On April 13, 2011, the Company and New World executed a Redemption Agreement, whereby we redeemed all of the shares of common stock and the warrants that New World owned (consisting of the 12,000,000 shares of common stock and warrants to purchase 12,000,000 shares of common stock obtained in private placements of Units), and in consideration for the common stock and warrants assigned to New World the four Promissory Notes. As a result of the Redemption Agreement, the Company no longer holds the Promissory Notes, and New World owns no shares of common stock or other securities of the Company.

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On January 3, 2011, we issued 3,000,000 units to New World in a private placement, with each unit consisting one share of our common stock and one warrant to purchase a share of our common stock at $0.0625 per share exercisable at any time until January 3, 2014, for cash proceeds of $150,000. On January 6, 2011, the Company completed a private placement of an additional 3,000,000 units to New World on similar terms, for cash proceeds of $150,000. The relative fair value of the warrants issued was $46,000. All shares of common stock and warrants issued to New World have been redeemed.

On December 3, 2010, we issued 6,000,000 units to New World in a private placement, with each unit consisting of one share of our common stock and one warrant to purchase a share of our common stock at $0.0625 per share exercisable at any time within 3 years, for cash proceeds of $300,000. The relative fair value of the warrants issued was $46,500.

The above securities were not registered under the Securities Act.  These securities qualified for exemption under Regulation S promulgated under the Securities Act. We made this determination based on the representations of the investors, which included, in pertinent part, that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Certificate of Incorporation of Keyser Resources Incorporated (1)
3.2	By-laws of Keyser Resources Incorporated (1)
3.3	Amended and Restated Articles of Incorporation (2)
5.1	Legal Opinion of Anslow & Jaclin, LLP
10.1	Declaration of Trust (1)
10.2	Option Agreement with Bearclaw Capital Corporation (1)
10.3	Assignment Agreement by and among the Company, American Gold Holdings, Ltd. and Homero Bustillos Gonzalez dated as of June 10, 2011 (3)
10.4	Employment Agreement dated July 12, 2011, between the Company and Dan M. Ferris (3)
10.6	Investment Agreement between North American Gold Corp. and the Company dated August 29, 2011(4)
10.7	Press Release dated August 29, 2011(4)
10.8	Option Agreement between American Gold Holdings, Ltd. and Homero Bustillos Gonzales dated January 11, 2011 (5)
10.9	Consulting Agreement between the Company and Adam Whyte dated October 31, 2011 (5)
10.10	First Amendment to the Investment Agreement dated November 9, 2011, between the Company and North American Gold Corp. (5)
10.11	Amendment Agreement dated January 10, 2012, between the Company and Homero Bustillos Gonzales (6)
10.12	Joint Venture Agreement between Amiko Kay, S. de R.L. de C.V. and Miguel Angel Jaramillo Tapia dated January 26, 2012 (7)
10.13	Investment Agreement dated April 27, 2012, between Lone Star Gold, Inc. and Fairhills Capital Offshore Ltd. (executed on April 30, 2012) (8)
10.14	Registration Rights Agreement dated April 30, 2012 between Lone Star Gold, Inc. and Fairhills Capital Offshore Ltd. (8)
10.15	Amendment No. 1 to Investment Agreement dated June 25, 2012, between Lone Star Gold, Inc. and Fairhills Capital Offshore Ltd.
21.1	List of Subsidiaries of the Registrant
23.1	Consent of LBB & Associates Ltd., LLP
23.2	Consent of Seale and Beers, CPAs
23.3	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1)
101.INS	XBRL Instance Document
101.SCH	XB RL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

(1) Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on May 28, 2009.

(2) Incorporated by reference to the Company’s 10-Q filed on May 12, 2011.

(3) Incorporated by reference to the Company’s 10-Q filed August 22, 2011.

(4) Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 29, 2011.

(5) Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2011.

(6) Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 17, 2012.

(7) Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 1, 2012.

(8) Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on May 14, 2012.

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Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

                    (1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

                           (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                              (ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                              (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

                              Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

                    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

                    (2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

                    (3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

                    (4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

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(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

          If the registrant is relying on Rule 430B:

                    (i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          If the registrant is relying on Rule 430A:

                    (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

33

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Albuquerque, State of New Mexico, on July 13, 2012.

LONE STAR GOLD, INC.

By:	/s/ Daniel M. Ferris
Name: Daniel M. Ferris
Title: President, Chief Executive Officer and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel M. Ferris	President, Chief Executive Officer	July 13, 2012
Daniel M. Ferris	Chief Financial Officer and Director

34

Lone Star Gold, Inc.

(An Exploration Stage Company)

Consolidated Balance Sheets

	March 31	December 31,
	2012	2011
	(unaudited)
ASSETS

Current Assets

Cash	$150,554	$215,737
Prepaid expenses	2,313	2,238
Total current assets	152,867	217,975

Property and equipment, net	43,985	46,325
Mining assets	146,000	25,000
Total Assets	$342,852	$289,300

LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities

Accounts payable	$31,779	$21,767
Accrued liabilities	-	13,698
Due to related party	38,910	38,910
Total current liabilities	70,689	74,375
Total Liabilities	70,689	74,375

Commitments

Stockholders Equity

Common stock, 150,000,000 shares authorized, $0.001 par value; 88,141,068 and 116,791,068 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	88,141	116,791

Additional paid-in capital	2,687,179	1,812,532

Deficit accumulated during the exploration stage	(2,485,551)	(1,697,717)

Total Lone Star Gold, Inc. Stockholders Equity	289,769	231,606

Noncontrolling interest in subsidiary	(17,606)	(16,681)

Total Stockholders Equity	272,163	214,925

Total Liabilities and Stockholders Equity	$342,852	$289,300

(The Accompanying Notes are an Integral Part of These Financial Statements)

1

Lone Star Gold, Inc.

(An Exploration Stage Company)

Consolidated Statements of Operations

(unaudited)

			Accumulated from
			November 26,
			2007 (Inception)
	For the three months ended		through
	March 31,		March 31,
	2012	2011	2012

Revenue	$-	$-	$-

Operating Expenses

General and administrative	152,064	18,416	773,310
Exploration costs	356,696	-	909,894
Management fees	279,999	-	836,453

Total Operating Expenses	(788,759)	(18,416)	(2,519,657)

Other income
Interest income	-	7,397	9,839
Gain on settlement of note receivable	-	-	5,161
Total other income	-	7,397	15,000

Loss before income taxes	(788,759)	(11,019)	(2,504,657)

Provision for Income Tax	-	-	-

Net Loss for the Period	(788,759)	(11,019)	(2,504,657)

Net loss attributable to noncontrolling interest	925	-	19,106

Net loss attributable to Lone Star Gold, Inc.	$(787,834)	$(11,019)	$(2,485,551)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(0.00)

Weighted Average Common Shares Outstanding	91,727,606	126,895,820

(The Accompanying Notes are an Integral Part of These Financial Statements)

2

Lone Star Gold, Inc.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

(unaudited)

			Accumulated from
			November 26,
	For the	For the	2007
	Three Months	Three Months	(Inception)
	Ended	Ended	trhough
	March 31,	March 31,	March 31,
	2012	2011	2012
Operating Activities
Net loss	$(788,759)	$(11,019)	$(2,504,657)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,340	-	5,192
Stock based compensation expense	249,999	-	849,973
Shares issued for exploration expenses	-	-	429,250
Gain on redemption of common stock	-	-	(5,161)

Changes in operating assets and liabilities:
Prepaid expenses	(75)	-	(2,313)
Interest receivable	-	(7,397)	(9,839)
Accounts payable and accrued liabilities	(3,686)	16,072	31,779
Net Cash Used In Operating Activities	(540,181)	(2,344)	(1,205,776)

Investing Activities
Purchase of property and equipment and mining assets	(75,000)	-	(149,177)
Note receivable extended to Related Party	-	(295,000)	(585,000)
Net Cash Used in Investing Activities	(75,000)	(295,000)	(734,177)

Financing Activities
Redemption of shares	(2)	-	(2)
Proceeds from advances related party	-	-	56,484
Proceeds from sale of common stock	550,000	300,000	2,034,025
Net Cash Provided By Financing Activities	549,998	300,000	2,090,507

Net change in Cash	(65,183)	2,656	150,554
Cash - Beginning of Period	215,737	9,977	-
Cash - End of Period	$150,554	$12,633	$150,554

Supplemental Disclosures
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non Cash Transactions:
Redemption of common stock	$-	$-	$600,000
Forgiveness of advances related party	$-	$-	$17,574
Shares issued for mining assets	$46,000	$-	$46,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

3

Lone Star Gold, Inc.

(An Exploration Stage Company)

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Period from November 26, 2007 (Inception) to March 31, 2012

				Deficit
				Accumulated
			Additional	During the	Non-
	Common Stock		Paid-in	Exploration	controlling
	Shares	Par Value	Capital	Stage	Interests	Total

Balance November 26, 2007 (Date of Inception)	-	$-	$-	$-	$-	$-
Net loss for the period	-	-	-	-	-	-

Balance December 31, 2007	-	-	-	-	-	-

Common shares issued for cash in private placement:
at $0.001 per share on January 19, 2008	60,000,000	60,000	(57,000)	-	-	3,000
at $0.015 per share on April 28, 2008	32,699,920	32,700	(8,175)	-	-	24,525
at $0.05 per share on December 24, 2008	22,600,000	22,600	33,900	-	-	56,500
Net loss for the year (Restated)	-	-	-	(13,983)	-	(13,983)

Balance December 31, 2008 (Restated)	115,299,920	115,300	(31,275)	(13,983)	-	70,042

Net loss for the year	-	-	-	(93,034)	-	(93,034)

Balance December 31, 2009	115,299,920	115,300	(31,275)	(107,017)	-	(22,992)

Sale of common stock for cash and warrants	6,000,000	6,000	294,000	-	-	300,000
Forgiveness of advances related party	-	-	17,574	-	-	17,574
Net loss for the year	-	-	-	(61,049)	-	(61,049)

Balance December 31, 2010	121,299,920	121,300	280,299	(168,066)	-	233,533
Sale of common stock for cash and warrants	6,916,148	6,916	1,093,084	-	-	1,100,000
Redemption of shares	(12,000,000)	(12,000)	(588,000)	-	-	(600,000)
Formation of subsidiary	-	-	-	-	1,500	1,500
Stock based compensation	150,000	150	598,324	-	-	598,474
Shares issued for exploration costs	425,000	425	428,825	-	-	429,250
Net loss for the year	-	-	-	(1,529,651)	(18,181)	(1,547,832)

Balance December 31, 2011	116,791,068	116,791	1,812,532	(1,697,717)	(16,681)	214,925
Sale of common stock for cash	1,250,000	1,250	548,750	-	-	550,000
Stock based compensation	-	-	249,999	-	-	249,999
Shares issued for mining assets	100,000	100	45,900	-	-	46,000
Cancellation of shares	(30,000,000)	(30,000)	29,998	-	-	(2)
Net loss for the period	-	-	-	(787,834)	(925)	(788,759)

Balance March 31, 2012 (unaudited)	88,141,068	$88,141	$2,687,179	$(2,485,551)	$(17,606)	$272,163

(The Accompanying Notes are an Integral Part of These Financial Statements)

4

Lone Star Gold, Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2012

(unaudited)

1.	Nature of Operations and Continuance of Business

Lone Star Gold, Inc. (the “Company” or “Lone Star”), formerly known as Keyser Resources, Inc. (“Keyser”), was incorporated in the State of Nevada on November 26, 2007. The Company is an Exploration Stage Company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and other investors, the ability of the Company to obtain any necessary financing to continue operations, and the attainment of profitable operations. As at March 31, 2012, the Company has accumulated losses of $2,485,551 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The unaudited financial statements as of March 31, 2012 and for the three months ended March 31, 2012 and 2011, and for the period November 26, 2007 (inception) to March 31, 2012 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-Q. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 2012 and the results of operations and cash flows for the periods ended March 31, 2012 and 2011, and for the period November 26, 2007 (inception) to March 31, 2012. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the three month period ended March 31, 2012 is not necessarily indicative of the results to be expected for any subsequent quarter of the entire year ending December 31, 2012.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2011 as included in our Form 10-K filed with the Securities and Exchange Commission.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All intercompany accounts and transactions have been eliminated in consolidation.

5

Lone Star Gold, Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2012

(unaudited)

2.	Related Party Transactions

All related party transactions are recorded at the exchange amount which is the value established and agreed to by the related party.

An advance from Maurice Bideaux, former chief executive officer and director, in the amount of $38,910, remains unpaid.

On January 13, 2012, the Company agreed to redeem certain shares of the common stock, 0.001 par value, of the Company (the Common Stock”) held by two of its principal shareholders. The Company redeemed 7,500,000 shares of Common Stock owned by Dan Ferris, for total consideration of $1.00. Mr. Ferris is the sole officer and director of the Company. In addition, the Company redeemed 22,500,000 shares of Common Stock held by John G. Rhoden, for total consideration of $1.00.

After redemption, Mr. Ferris owns 7,500,000 shares of Common Stock, and Mr. Rhoden owns 22,500,000 shares of Common Stock, representing 8.64% and 25.92%, respectively, of the issued and outstanding shares of Common Stock. The redeemed shares of Common Stock were retired and restored to the status of authorized and unissued shares, and not held in treasury. The Company, Mr. Ferris and Mr. Rhoden agreed to effect the redemption in order to reduce the number of issued and outstanding shares of Common Stock.

The redemption of the stock formerly owned by Mr. Ferris has been reflected on the books and records of the Company’s stock transfer agent. The stock transfer agent has not yet recorded the redemption of the stock formerly owned by Mr. Rhoden due to a delay caused by his inability to locate and deliver one of his stock certificates. However, the number of issued and outstanding shares reported by the Company in this Quarterly Report gives effect to this redemption.

6

Lone Star Gold, Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2012

(unaudited)

3.	Equity Line of Credit

On August 29, 2011, the Company and North American Gold Corp., a company organized under the laws of the Marshall Islands (“North American”), executed an Investment Agreement (the “Investment Agreement”). Under the Investment Agreement, North American agreed to invest up to $15,000,000 to purchase shares of  the Company’s $0.001 par value common stock (the “Common Stock”), in increments of $100,000 or an integral multiple thereof, at the Company’s option at any time through August 31, 2013 (the “Open Period”). During the Open Period, the Company has the option to deliver a put notice (a “Put Notice”) to North American that states the number of shares of Common Stock the Company proposes to sell to North American (the “Put Shares”), and the price per share for those Put Shares (the “Share Price”). The Share Price is equal to 90% of the volume weighted average closing price of the Common Stock for the 20 Trading Days immediately preceding the date on which the Company sends the Put Notice. The closing for the sale of the Put Shares pursuant to a Put Notice shall take place no later than 10 Trading Days after the date on which the Company sends such Put Notice. A “Trading Day” is defined as a day in which the NASDAQ stock market or OTC Bulletin Board is open for business.  North American has the right to refuse to close any requested sale of Put Shares because of negative market conditions affecting the Common Stock.

The original Investment Agreement required the Company to use the net proceeds from the sale of the Put Shares to fund the exploration and development of gold and silver mining concessions in the La Candelaria project in Chihuahua, Mexico. On November 9, 2011, the Company and North American executed a First Amendment to Investment Agreement, which states that the Company shall use the net proceeds from the sale of Put Shares to fund operating expenses, working capital and general corporate activities related ot the exploration and development of gold and silver mining concessions held by the Company and/or a subsidiary in relation to the La Candelaria property, the Ocampo property, or any other properties agreed upon in advance by the Company and North American. The Company and North American have further agreed that the Company may use the proceeds of the Put Shares to fund operations related to the Mine Tailings project.

The sales of Put Shares will not be registered under the Securities Act of 1933, but will be issued under an exemption from the registration requirements of the Securities Act of 1933. Any Put Shares issued and sold to North American will be “restricted securities” and will be subject to applicable restrictions on resale.

4.	Equity

On January 13, 2012, the Company agreed to redeem certain shares of Common Stock held by two of its principal shareholders. The Company agreed to redeem 7,500,000 shares of Common Stock owned by Dan Ferris, for total consideration of $1.00. In addition, the Company agreed to redeem 22,500,000 shares of Common Stock held by John G. Rhoden, for total consideration of $1.00. The redeemed shares of Common Stock are to be retired and restored to the status of authorized and unissued shares, and not held in treasury. (See Note 2)

On January 30, 2012, the Company issued 100,000 shares of its $0.001 par value Common Stock to Miguel Angel Jaramillo Tapia in accordance with the JV agreement (See Note 5). The fair market value of the shares on the date of issuance was $46,000.

On February 13, 2012, the Company sold 625,000 shares of its $0.001 par value Common Stock to North American for gross proceeds of $300,000 pursuant to a Put Notice delivered under the Investment Agreement.

On March 21, 2012, the Company sold 625,000 shares of its $0.001 par value Common Stock to North American for gross proceeds of $250,000 pursuant to a Put Notice delivered under the Investment Agreement.

7

Lone Star Gold, Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2012

(unaudited)

4.	Equity (cont’d)

A summary of warrant activity for the quarter ended March 31, 2012 is presented below:

Weighted
		Weighted	average
		average	remaining	Aggregate
		exercise	contractual	intrinsic
	Warrants	price	life (years)	value
Outstanding December 31, 2011	200,000	$1.20
Granted	-	-
Exercised	-	-
Forfeited or cancelled	-	-
Expired	-	-
Outstanding March 31, 2012	200,000	$1.20	2.33	$59,467

8

Lone Star Gold, Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2012

(unaudited)

5.	Commitments

On October 31, 2011, the Company entered into an agreement with a consultant to perform consulting services as requested by the Company. The contract calls for the consultant to receive $15,000 upon execution of the agreement, $5,000 per month through the term of the agreement, and a one-time grant of 150,000 restricted shares of the Company's $0.001 par value common stock. The fair market value of the common stock on the date of grant was $124,500. The term of agreement is one year and it will automatically renew if not cancelled in writing 30 days prior to the end of the annual period.

La Candelaria Property

On May 31, 2011, Metales was formed, with the Company owning 70% of the issued and outstanding shares of capital stock.  The remaining 30% of the issued and outstanding capital stock of Metales was issued to Gonzalez.  On June 10, 2011, Gonzalez assigned the Concessions to Metales.  The Concessions cover 800 hectares, or approximately 1,976 acres.

Gonzalez transferred the Concessions to Metales pursuant to an agreement with American Gold.    On August 17, 2011, in connection with its investment in Metales and the exploration and development of the Concessions, the Company, American Gold, and Gonzalez executed an Assignment Agreement (the “Assignment Agreement”) pursuant to which (a) American Gold assigned all of its right and interest in and to a Letter of Intent between American Gold and Gonzalez, and an Option to Purchase Agreement between American Gold and Gonzalez dated January 11, 2011 (the “Option Agreement”), (b) the Company accepted the assignment of all of the rights and interest of American Gold in and to the Letter of Intent and the Option Agreement, and (c) the Company assumed all of the duties and obligations of American Gold under the Letter of Intent and the Option Agreement with Gonzalez. Pursuant to the Assignment Agreement (which has an effective date of June 10, 2011), the Company has taken or will take the following actions in connection with transfer of the Concessions from Gonzalez to Metales:

1.	The Company issued 125,000 shares of its $0.001 par value common stock to North American as repayment of the $125,000 that American Gold paid Gonzalez in connection with Option Agreement (the “American Gold Shares”) on August 17, 2011.

2.	The Company issued 300,000 shares of its $0.001 par value common stock, with a fair value of $303,000, to Gonzalez on September 16, 2011.

3.	The Company, either alone or through Metales, is obligated to fund $150,000 per year of development costs for three years, for a total of $450,000 (the “Work Plan”).

4.	The Company paid Gonzalez an additional $125,000 during the three months ended March 31, 2012.

The American Gold Shares were issued in the name of North American, with the agreement of American Gold.

Gonzalez retains a 2% Net Smelter Returns Royalty on the Property.  Metales is obligated to undertake work necessary to bring the existing geological survey on the Property up to NJ 43-101 standards.  During the quarter ended March 31, 2012, the Company advanced $50,000 under the Work Plan for the second year.

The Company has granted anti-dilution rights to Gonzalez, such that the Company must allow Gonzalez the opportunity to maintain his percentage stock ownership in the Company until the date on which the Company has complied fully with its obligations under the Option Agreement or January 11, 2014, whichever comes first.  Gonzalez has waived the exercise of his anti-dilution rights with respect to issuances of common stock to North American under the Investment Agreement.  In addition, the Company is obligated to issue 1,000,000 shares of its $0.001 par value common stock to Gonzalez upon the discovery of a 1 million-ounce equivalent gold deposit, as defined by industry standards as set forth by a recognized exchange in North America.  Finally, if the Company fails to comply with all its obligations under the Option Agreement before January 11, 2014, the Option Agreement will terminate and the Company will be obligated to return the Concessions to Gonzalez.

9

Lone Star Gold, Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2012

(unaudited)

5.	Commitments (cont’d)

Employment Agreement

On July 12, 2011, the Company entered into an Employment Agreement with Dan Ferris regarding his position as President of the Company.  The Employment Agreement has an initial term of three years, and after the initial term will automatically renew for successive one-year periods until terminated in accordance with the Agreement (the “Term”).  Mr. Ferris will be paid a base salary of $120,000 per year during the Term.  Mr. Ferris will also be entitled to receive 3,000,000 shares of the Company’s $0.001 common stock (“Common Stock“), which will be issued in three equal increments of 1,000,000 shares over the first 3 years of the Term.  The shares of Common Stock will not be registered under the Securities Act, and will be subject to restrictions on transfer.  Therefore, Mr. Ferris will receive 1,000,000 shares of Common Stock on July 12 of each of the years 2012, 2013, and 2014.  The Employment Agreement may be terminated voluntarily by either party upon 30 days written notice, upon Mr. Ferris’ death or disability, by mutual agreement at the end of the Term, or at any time for “cause” by the Company.  If Mr. Ferris’ employment is terminated for “cause”, or if he voluntarily resigns, then he would not be entitled to receive any shares of Common Stock that have not been issued as of the date of resignation or termination.  If Mr. Ferris’ employment is terminated for any other reason, he would receive the full 3,000,000 shares of Common Stock.  The Employment Agreement defines “cause” as the willful and continued failure by Ferris to perform his duties under the Employment Agreement, conviction of a felony, or engaging in conduct that is contrary to the best interests of the Company or adversely affects the Company’s reputation.  The fair market value of the stock grant on the date of the Employment Agreement was $3,000,000.  The Company recognized $249,999 in expense related to the stock grant during the three months ended March 31, 2012.

Tailings Project

On January 26, 2012, the Company, acting through a newly-formed subsidiary, entered into a Joint Venture Agreement (the JV Agreement”) with Miguel Angel Jaramillo Tapia (“Jaramillo”), a resident of Mexico. Under the JV Agreement, Amiko Kay, S. de R.L. de C.V., a company organized under the laws of Mexico (“Amiko Kay”), and Jaramillo formed a joint venture to process 1,200,000 tons of mine tailings located in the city of Hidalgo Del Parral in the state of Chihuahua, Mexico (the Tailings”), and, after processing, to use, market and sell any minerals extracted from the Tailings. The Company owns 99% of the issued and outstanding membership interests of Amiko Kay.

The Tailings consist of approximately 1.2 million tons of mine tailings from previous mining activity in the Chihuahua area over the last 100 years or more. Mine tailings represent the refuse remaining after ore has been processed. The joint venture between the Amiko Kay and Jaramillo (the Joint Venture”) has been formed to re-process the mine tailings heap to extract minerals that were not extracted during the initial processing, and to market and sell any minerals extracted from the Tailings.

As consideration for Jaramillo’s contribution of the right to process the Tailings to the Joint Venture, the Company paid Jaramillo $25,000 when it signed a letter of intent for a proposed acquisition of an interest in the Tailings on December 5, 2011, and another $75,000 when it signed the JV Agreement in the quarter ending March 31, 2012. The Company agreed to pay Jaramillo an additional $200,000 no later than January 26, 2013.

10

Lone Star Gold, Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2012

(unaudited)

5.	Commitments (cont’d)

In addition, the Company or the Subsidiary will fund an amount up to $1,000,000 (the “Work Commitment”) for the benefit of the Joint Venture over its first two years, as follows:

(a)    $250,000 within the first year of the Joint Venture for the purchase of used heavy equipment, miscellaneous equipment and materials for processing the Tailings, and taxes, permits, and general operating expenses.

(b)    $750,000 within the second year of the Joint Venture for the construction of a heap leach system and floatation plant on the Property.

The Company may make an additional $250,000 available to the Joint Venture, if additional processing equipment is justified and required to maximize the liberation of precious metals in the Tailings material.

As further consideration, the Company is obligated to issue 600,000 shares of the common stock, $0.001 par value, of the Company (“Common Stock”), to Jaramillo as follows:

(a)    100,000 shares of Common Stock, which have been issued to Jaramillo.

(b)    200,000 shares of Common Stock within 6 months of signing the JV Agreement.

(c)    300,000 shares of Common Stock within 12 months of signing the JV Agreement.

The shares of Common Stock will be restricted shares and carry current and appropriate legends to that effect. Jaramillo executed a Share Issuance Agreement concurrently with the execution of the JV Agreement, with respect to the shares of Common Stock to be issued under the JV Agreement.

Jaramillo will manage the day-to-day affairs associated with processing the Tailings, selling the minerals extracted from the Tailings (“Extracted Minerals”), and other activities of the Joint Venture. Jaramillo will pay all expenses associated with the processing of the Tailings, the sale of any Extracted Minerals from the Tailings, and other obligations of the Joint Venture from the funds received under the Work Commitment and, eventually, from revenues from operations. All net revenues from the sale of any Extracted Minerals or other sources, after deducting expenses, will be distributed and paid monthly, with 65% of the net revenues paid to Amiko Kay and 35% of the net revenues paid to Jaramillo. It is anticipated that the portion to be paid to Amiko Kay will be paid directly to the Company. Jaramillo will provide a monthly accounting of all revenues and expenses associated with the operations of the Joint Venture. During the three months ended March 31, 2012, the Company made payments totaling $160,000 towards the Work Commitment.

Title to the Property and the Tailings will remain in Jaramillo’s name. Jaramillo will be responsible for obtaining all permits, approvals and authorizations associated with the processing of the Tailings. He is also responsible for causing the Joint Venture to comply with all applicable laws, rules and regulations, and to maintain insurance on the Property. Amiko Kay will have access to the Property and the Tailings at all times during the term of the JV Agreement.

Amiko Kay and Jaramillo will mutually develop plans and programs to process the Tailings. Jaramillo will prepare a detailed budget setting forth the expenses to be paid under the Work Commitment, which will be approved by Amiko Kay. Finally, Jaramillo will provide quarterly financial reports to Amiko Kay.

If either party defaults under the JV Agreement, the defaulting party’s rights to participate in the Joint Venture will be immediately suspended, and the defaulting party will have no right to share in the revenues of the Joint Venture until the breach is cured. If the defaulting party is Jaramillo, then Amiko Kay may perform the duties of Jaramillo under the Agreement. The nondefaulting party may also sue for damages incurred as a result of the event of default.

11

Lone Star Gold, Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2012

(unaudited)

5.	Commitments (cont’d)

The JV Agreement will terminate upon completion of processing the Tailings, as determined by Amiko Kay in its sole discretion. If Jaramillo materially breaches the JV Agreement, the Subsidiary may terminate the JV Agreement upon 30 days notice to Jaramillo. Jaramillo has no right to terminate the JV Agreement before the processing of the Tailings is complete.

Jaramillo provides independent consulting services to the Company on the La Candelaria project. He acts as Vice President of Exploration on the La Candelaria project (although he is not an executive officer, or an employee, of the Company, Metales or Amiko Kay).

6.	Subsequent events

On April 30, 2012, the Company entered into an Investment Agreement (the “Fairhills Investment Agreement”) with Fairhills Capital Offshore Ltd., a Cayman Islands exempted company (the “Investor”), pursuant to which the Investor has agreed to purchase the shares of Common Stock for an aggregate purchase price of up to $24,000,000. The Fairhills Investment Agreement is attached as Exhibit 10.13 to this Quarterly Report.

The Investment Agreement provides that the Company may, from time to time during the Open Period (defined below), in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount that the Company intends to sell to the Investor on a date specified in the Put Notice (the “Put”). The Company will be entitled to Put to the Investor (the “Put Amount”) the number of shares of Common Stock equal to two hundred percent (200%) of the average daily volume of the Common Stock for the ten consecutive trading days immediately prior to date of the applicable Put Notice. The purchase price per share to be paid by the Investor for each Put Amount will be calculated at a twenty-four and a half percent (24.5%) discount to the lowest volume weighted average price of the Common Stock reported by Bloomberg, L.P. during the ten (10) consecutive trading days immediately prior to the Investor’s receipt of the Put Notice. The Open Period begins on the trading day after a registration statement is declared effective as to the Common Stock to be subject to the Put, and ends thirty-six (36) months after such date, unless earlier terminated in accordance with the Investment Agreement. The Company has reserved 30,000,000 shares of its Common Stock for issuance to the Investor under the Investment Agreement.

The Company will use the proceeds from the sale of the Common Stock under the Fairhills Investment Agreement for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

In connection with the Fairhills Investment Agreement, the Company and the Investor entered into a Registration Rights Agreement. Under the Registration Rights Agreement, the Company will use its commercially reasonable efforts to file, within twenty-one (21) days of the date of the Agreement, a Registration Statement on Form S-1 covering the resale of the Common Stock subject to the Investment Agreement. The Company intends to initially register 30,000,000 shares of Common Stock for resale. The Company has agreed to use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within one hundred and twenty (120) calendar days after the date of the Registration Rights Agreement.

12

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

December 31, 2011

Index
Reports of Independent Registered Public Accounting Firm	F–2

Consolidated Balance Sheets	F–4

Consolidated Statements of Operations	F–5

Consolidated Statements of Cash Flows	F–6

Consolidated Statements of Stockholders’ Equity (Deficit)	F–7

Notes to the Consolidated Financial Statements	F–8

F-1

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Lone Star Gold, Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Albuquerque, New Mexico

We have audited the accompanying consolidated balance sheets of Lone Star Gold, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and for the period from November 26, 2007 (inception) through December 31, 2011. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the statements of operations, stockholders’ deficit and cash flows for the period from November 26, 2007 (inception) to December 31, 2009, which totals reflected a deficit of $107,017 accumulated during the exploration stage. Those financial statements and cumulative totals were audited by other auditors whose report dated April 12, 2010, expressed an unqualified opinion on those statements and cumulative totals, and included an explanatory paragraph regarding the Company’s ability to continue as a going concern. Our opinion, insofar as it relates to amounts included for that period is based on the report of other independent auditors, mentioned above.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lone Star Gold, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended and for the period from November 26, 2007 (inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2012 raise substantial doubt about its ability to continue as a going concern. The 2011 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

March 22, 2012

F-2

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Keyser Resources, Inc

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Keyser Resources, Inc. (An Exploration Stage Company) as of December 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009 and since inception on November 26, 2007 through December 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keyser Resources, Inc. (An Exploration Stage Company) as of December 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009 and since inception on November 26, 2007 through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has had a loss from operations of $93,034, an accumulated deficit of $107,017, a working capital deficit of $22,992 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

April 12, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

F-3

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Consolidated Balance Sheets

	December 31, 2011	December 31, 2010

ASSETS

Current Assets

Cash	$215,737	$9,977
Prepaid expenses	2,238	-
Notes and interest receivable (related party)	-	291,192
Total current assets	217,975	301,169
Property and equipment, net	46,325	-
Mining assets	25,000	-
Total Assets	$289,300	$301,169

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	$21,767	$5,726
Accrued liabilities	13,698	23,000
Due to related party	38,910	38,910
Total current liabilities	74,375	67,636
Total Liabilities	74,375	67,636

Commitments

Stockholders’ Equity

Common stock, 150,000,000 shares authorized, $0.001 par value; 116,791,068 and 121,299,920 shares issued and outstanding as of December 31, 2011 and 2010, respectively	116,791	121,300

Additional paid-in capital	1,812,532	280,299

Deficit accumulated during the exploration stage	(1,697,717)	(168,066)

Total Lone Star Gold, Inc. Stockholders’ Equity	231,606	233,533

Noncontrolling interest in subsidiary	(16,681)	-
Total Stockholders’ Equity	214,925	233,533

Total Liabilities and Stockholders’ Equity	$289,300	$301,169

(The Accompanying Notes are an Integral Part of These Financial Statements)

F-4

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Consolidated Statements of Operations

	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010	Accumulated from November 26, 2007 (Date of Inception) to December 31, 2011

Revenue	$–	$–	$–

Operating Expenses

General and administrative	486,741	62,241	621,246
Exploration costs	530,925	-	553,198
Management fees	543,974	-	556,454

Total Operating Expenses	(1,561,640)	(62,241)	(1,730,898)

Other income
Interest Income	8,647	1,192	9,839

Gain on settlement of note receivable	5,161	-	5,161

Total other income	13,808	1,192	15,000

Loss before income taxes	(1,547,832)	(61,049)	(1,715,898)

Provision for Income Tax	–	–	–

Net Loss for the Period	(1,547,832)	(61,049)	(1,715,898)

Net loss attributable to noncontrolling interest	18,181	-	18,181

Net loss attributable to Lone Star Gold, Inc.	$(1,529,651)	$(61,049)	$(1,697,717)

Net Loss Per Share – Basic and Diluted	$(0.01)	$(0.00)

Weighted Average Common Shares Outstanding	118,686,221	115,760,194

(The Accompanying Notes are an Integral Part of These Financial Statements)

F-5

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010	Accumulated from November 26, 2007 (Date of Inception) to December 31, 2011

Operating Activities

Net loss for the year	$(1,547,832)	$(61,049)	$(1,715,898)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,852	–	2,852
Stock based compensation expense	599,974	–	599,974
Shares issued for exploration expenses	429,250	–	429,250
Gain on redemption of common stock	(5,161)	–	(5,161)

Changes in operating assets and liabilities:
Prepaid expenses	(2,238)	(848)	(2,238)
Interest receivable	(8,647)	–	(9,839)
Accounts payable and accrued liabilities	6,739	(709)	35,465
Net Cash Used In Operating Activities	(525,063)	(62,606)	(665,595)

Investing Activities

Note receivable extended to Related Party	(295,000)	(290,000)	(585,000)
Purchases of property and equipment and mining assets	(74,177)	–	(74,177)

Net Cash Used in Investing Activities	(369,177)	(290,000)	(659,177)

Financing Activities

Proceeds from advances – related party	-	56,484	56,484

Proceeds from sale of common stock	1,100,000	300,000	1,484,025

Net Cash Provided By Financing Activities	1,100,000	356,484	1,540,509

Net change in cash	205,760	3,878	215,737

Cash - Beginning of Period	9,977	6,099	–

Cash - End of Period	$215,737	9,977	215,737

Supplemental Disclosures
Interest paid	$–	$–	$–
Income taxes paid	$–	$–	$–

Non Cash transactions:
Redemption of common stock	$600,000	$–	$600,000
Forgiveness of advances-related party	$–	$17,574	$17,574

(The Accompanying Notes are an Integral Part of These Financial Statements)

F-6

Lone Star Gold, Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Period from November 26, 2007 (Date of Inception) to December 31, 2011

				Deficit
				Accumulated
			Additional	During the	Non-
	Common Stock		Paid-in	Exploration	controlling
	Shares	Par Value	Capital	Stage	Interests	Total

Balance – November 26, 2007 (Date of Inception)	–	$–	$–	$–	$–	$–

Net loss for the period	–	–	–	–	–	–

Balance – December 31, 2007	–	–	–	–	–	–

Common shares issued for cash in private placement:

at $0.001 per share on January 19, 2008	60,000,000	60,000	(57,000)	–	–	3,000

at $0.015 per share on April 28, 2008	32,699,920	32,700	(8,175)	–	–	24,525

at $0.05 per share on December 24, 2008	22,600,000	22,600	33,900	–	–	56,500

Net loss for the year – (Restated)	–	–	–	(13,983)	–	(13,983)

Balance – December 31, 2008 – (Restated)	115,299,920	115,300	(31,275)	(13,983)	–	70,042

Net loss for the year	–	–	–	(93,034)	–	(93,034)

Balance – December 31, 2009	115,299,920	115,300	(31,275)	(107,017)	–	(22,992)

Sale of common stock for cash and warrants	6,000,000	6,000	294,000	–	–	300,000

Forgiveness of advances – related party	–	–	17,574	–	–	17,574

Net loss for the year	–	–	–	(61,049)	–	(61,049)

Balance – December 31, 2010	121,299,920	121,300	280,299	(168,066)	–	233,533
Sale of common stock for cash and warrants	6,916,148	6,916	1,093,084	–	–	1,100,000
Redemption of shares	(12,000,000)	(12,000)	(588,000)	–	–	(600,000)

Services received in connection with formation of subsidiary	–	–	–	–	1,500	1,500

Stock based compensation	150,000	150	598,324	–	–	598,474
Shares issued for exploration costs	425,000	425	428,825	–	–	429,250

Net loss for the period	–	–	–	(1,529,651)	(18,181)	(1,547,832)

Balance – December 31, 2011	116,791,068	$116,791	$1,812,532	$(1,697,717)	$(16,681)	$214,925

(The Accompanying Notes are an Integral Part of These Financial Statements)

F-7

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

1.	Nature of Operations and Continuance of Business

Lone Star Gold, Inc. (the “Company” or “Lone Star”), formerly known as Keyser Resources, Inc. (“Keyser”), was incorporated in the State of Nevada on November 26, 2007. The Company is an Exploration Stage Company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

On May 10, 2011, stockholders holding at least a majority of the issued and outstanding shares of Common Stock, acting by written consent, adopted resolutions that approved a change in the Company’s name from “Keyser Resources, Inc.” to “Lone Star Gold, Inc.”, an increase in the number of authorized shares of common stock to 150,000,000 and a 20:1 forward stock split.  Share information throughout these financial statements and footnotes have been presented retroactively of the stock split.

On May 31, 2011, Metales HBG, S.A. de C.V. (“Metales”), a company organized under the laws of Mexico, was formed, with the Company owning 70% of the issued and outstanding capital stock.  The remaining 30% of the issued and outstanding capital stock of Metales was issued to Homero Bustillos Gonzalez (“Gonzalez”), an individual resident of Mexico.  On June 10, 2011, Gonzalez assigned to Metales eight (8) gold and silver mining concessions related to the “La Candelaria” property located in the town of Guachochi, state of Chihuahua, Mexico (the “Concessions”).  The Concessions cover 800 hectares, or approximately 1,976 acres.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and other investors, the ability of the Company to obtain any necessary financing to continue operations, and the attainment of profitable operations. As of December 31, 2011, the Company has accumulated losses of $1,697,717 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

a)	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary.  All intercompany accounts and transactions have been eliminated in consolidation.

b)	Non-controlling interests

Non-controlling interests represent the equity in a subsidiary not attributable directly or indirectly to the Company, and in represented in the consolidated balance sheets as a component of stockholders’ equity. Non-controlling interests in the results of operations of the Company are presented in the face of the consolidated statement of operations as an allocation of the total profit or loss between non-controlling interests and the shareholders of the Company.

When the Company loses control of a subsidiary, it is accounted for as a disposal of the entire interest in that subsidiary, with a resulting gain or loss recognized as a component of net income. Any interests retained in that former subsidiary at the date when control is lost is recognized at fair value and this amount is regarded as the fair value on initial recognition of a financial asset, or, when appropriate, the cost on initial recognition of an investment in an associated or jointly controlled entity.

c)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

F-8

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

d)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

f)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Mexican Pesos and management has adopted ASC 830 Foreign Currency Matters . Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

g)	Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash and accounts payable. Pursuant to ASC 820, Fair Value Measurements and Disclosures   and ASC 825,   Financial Instruments   the fair value of cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all other financial instruments approximate their current fair values because of their nature and relatively short maturity dates or durations.

h)	Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

F-9

Lone Star Gold Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

i)	Mineral Property Costs

The Company has been in the exploration stage since its formation on November 26, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that a mineral property is acquired through the issuance of the Company’s shares, the mineral property will be recorded at the fair value of the respective property or the fair value of common shares, whichever is more readily determinable.

When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or is obliged to make the payment or issue the shares. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and bankable feasibility, the costs incurred to develop such property are capitalized.

j)	Long-lived Assets

In accordance with ASC 360, Property Plant and Equipment the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years. Land is not depreciated.

k)	Asset Retirement Obligations

The Company follows the provisions of ASC 410 Asset Retirement and Environmental Obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at December 31, 2011 and 2010, the Company has not recognized any asset retirement obligations.

F-10

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

l)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, Income Taxes as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

m)	Stock-based Compensation

In accordance with ASC 718, Compensation – Stock Compensation, the Company accounts for share-based payments using the fair value method. The Company has not issued any stock options since its inception. Common shares issued to third parties for non-cash consideration are valued based on the fair market value of the services provided or the fair market value of the common stock on the measurement date, whichever is more readily determinable.

n)	Comprehensive Income

ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2011 and 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

o)	Note receivable

Notes receivable consist of amounts due from an entity in which our former CEO, Alvaro Vollmers, is the sole officer and director. The notes receivable were transferred to New World Petroleum in April 2011 in redemption of Units of common stock and warrants of the Company owned by New World. Management estimates an allowance for doubtful notes which is based upon management's review of all accounts and notes and an assessment of the Company's historical evidence of collections. Specific accounts and notes are charged directly to the reserve when management obtains evidence of a noteholder's insolvency or other evidence of the inability to pay. The reserve for doubtful notes as of December 31, 2011and 2010 was $0.

p)	Recent accounting pronouncements

In June 2011, the FASB issued guidance on presentation of comprehensive income. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Instead, an entity will be required to present either a continuous statement of net income and other comprehensive income or in two separate but consecutive statements. The new guidance will be effective for us beginning July 1, 2012 and will have presentation changes only.

In May 2011, the FASB issued guidance to amend the accounting and disclosure requirements on fair value measurements. The new guidance limits the highest-and-best-use measure to nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the applicability of premiums and discounts. Additionally, the new guidance expands the disclosures on Level 3 inputs by requiring quantitative disclosure of the unobservable inputs and assumptions, as well as description of the valuation processes and the sensitivity of the fair value to changes in unobservable inputs. The new guidance will be effective for us beginning January 1, 2012. Other than requiring additional disclosures, we do not anticipate material impacts on our financial statements upon adoption.

F-11

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

q)	Recent accounting pronouncements (cont’d)

In January 2010, the FASB issued guidance to amend the disclosure requirements related to fair value measurements. The guidance requires the disclosure of roll forward activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance will become effective for us with the reporting period beginning January 1, 2012. The adoption of this new guidance will not have a material impact on our financial statements.

3.	Related Party Transactions

All related party transactions are recorded at the exchange amount which is the value established and agreed to by the related party.

A payable to a related party of $17,574 to Maurice Bideaux, the Company’s former chief executive officer and director, was forgiven by Mr. Bideaux in 2010.  An additional advance from Mr. Bideaux of $38,910 remains unpaid.

The Company made four separate loans to American Liberty Petroleum Corp., a Nevada corporation (“ALP”) in late 2010 and early 2011, all of which have been settled in accordance with the Redemption Agreement described below.  Alvaro Vollmers, the sole director and officer of ALP, was the sole director and officer of the Company until his resignation on March 29, 2011.

 On December 6, 2010, ALP borrowed $290,000 from the Company  (the “Initial Loan”). On January 7, 2011, ALP borrowed $200,000 from the Company (the “Second Loan”). The Promissory Note (the “Initial Note”) executed by ALP in connection with the Initial Loan and the Promissory Note (the “Second Note”) executed by ALP in connection with the Second Loan contained the following payment terms: (a) the unpaid principal amount accrued interest at the rate of six percent (6%) per annum, (b) the unpaid principal and all accrued but unpaid interest thereon was due and payable on February 28, 2011, and (c) the unpaid principal and accrued but unpaid interest could be prepaid in whole or in part at the option of ALP, without penalty or premium.  None of the Notes was secured by any assets of ALP.

On February 28, 2011, ALP executed an Amended and Restated Promissory Note that amended and restated the Initial Note in its entirety, and extended the maturity date to March 31, 2011, and an Amended and Restated Promissory Note that amended and restated the Second Note in its entirety, and extended the maturity date to March 31, 2011.  Except for the extension of the maturity date, the terms of payment (including the interest rate) remained the same.

Also on February 28, 2011, ALP borrowed $50,000 from the Company (the “Third Loan”). Finally, on March 8, 2011, ALP borrowed an additional $45,000 from the Company (the “Fourth Loan”). Both the Promissory Note (the “Third Note”) executed by ALP in connection with the Third Loan and the Promissory Note (the “Fourth Note”) executed by ALP in connection with the Fourth Loan contained identical payment terms as the Initial Note and the Second Note, except for a maturity date of March 31, 2011.

On  March 28, 2011, ALP and the Company executed a Second Amended and Restated Promissory Note that amends and restates the Initial Note in its entirety, and extends the maturity date to April 30, 2011,  a Second Amended and Restated Promissory Note that amends and restates the Second Note in its entirety, but extends the maturity date to April 30, 2011, an Amended and Restated Promissory Note that amends and restates the Third Note in its entirety, but extends the maturity date to April 30, 2011, and an Amended and Restated Promissory Note that amends and restates the Fourth Note in its entirety, but extends the maturity date to April 30, 2011. Except for the extension of the maturity date, the terms of payment (including the interest rate) remained the same.

The Company obtained the funds subsequently loaned to ALP from the private placements of Units, consisting of Common Stock and Warrants to purchase Common Stock, from New World Petroleum Investments (“New World”).

F-12

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

On April 13, 2011, the Company and New World executed a Redemption Agreement, whereby the Company redeemed all of the shares of Common Stock and the Warrants that New World owned (consisting of the 600,000 shares of Common Stock and Warrants to purchase 600,000 shares of Common Stock obtained in private placements of Units), and in consideration for the Common Stock and Warrants assigned to New World the four Promissory Notes described above. As a result of the Redemption Agreement, the Company no longer holds the Promissory Notes, and New World owns no shares of Common Stock or other securities of the Company.

On January 13, 2012, the Company agreed to redeem certain shares of the common stock, 0.001 par value, of the Company (the “Common Stock”) held by two of its principal shareholders. The Company redeemed 7,500,000 shares of Common Stock owned by Dan M. Ferris, for total consideration of $1.00. Mr. Ferris is the sole officer and director of the Company. In addition, the Company has agreed to redeem 22,500,000 shares of Common Stock held by John G. Rhoden, for total consideration of $1.00.

After redemption, Mr. Ferris owns 7,500,000 shares of Common Stock, and Mr. Rhoden will own 22,500,000 shares of Common Stock, which will represent 8.64% and 25.92%, respectively, of the issued and outstanding shares of Common Stock. The redeemed shares of Common Stock will be retired and restored to the status of authorized and unissued shares, and not held in treasury. The Company, Mr. Ferris and Mr. Rhoden have agreed to effect the redemption transactions in order to reduce the number of issued and outstanding shares of Common Stock.

4.	Property and equipment

Property and equipment consists of a used truck and drill with a cost of $11,100 and $38,077, respectively, being depreciated over 2 and 10 years, respectively.  Accumulated depreciation at December 31, 2011 was $2,852.

5.	Equity Line of Credit

On August 29, 2011, the Company and North American Gold Corp., a company organized under the laws of the Marshall Islands (“North American”), executed an Investment Agreement (the “Investment Agreement”). Under the Investment Agreement, North American agreed to invest up to $15,000,000 to purchase shares of  the Company’s $0.001 par value common stock (the “Common Stock”), in increments of $100,000 or an integral multiple thereof, at the Company’s option at any time through August 31, 2013 (the “Open Period”). During the Open Period, the Company has the option to deliver a put notice (a “Put Notice”) to North American that states the number of shares of Common Stock the Company proposes to sell to North American (the “Put Shares”), and the price per share for those Put Shares (the “Share Price”). The Share Price is equal to 90% of the volume weighted average closing price of the Common Stock for the 20 Trading Days immediately preceding the date on which the Company sends the Put Notice. The closing for the sale of the Put Shares pursuant to a Put Notice shall take place no later than 10 Trading Days after the date on which the Company sends such Put Notice. A “Trading Day” is defined as a day in which the NASDAQ stock market or OTC Bulletin Board is open for business.  North American has the right to refuse to close any requested sale of Put Shares because of negative market conditions affecting the Common Stock.

The original Investment Agreement required the Company to use the net proceeds from the sale of the Put Shares to fund the exploration and development of gold and silver mining concessions in the La Candelaria project in Chihuahua, Mexico. On November 9, 2011, the Company and North American executed a First Amendment to Investment Agreement, which states that the Company shall use the net proceeds from the sale of Put Shares to fund operating expenses, working capital and general corporate activities related to the exploration and development of gold and silver mining concessions held by the Company and/or a subsidiary in relation to the La Candelaria property, the Ocampo property, or any other properties agreed upon in advance by the Company and North American. The Company and North American have further agreed that the Company may use the proceeds of the put shares to fund operations related to the Mine Tailings project.

F-13

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

6.	Common Stock

On January 19, 2008, the Company issued 60,000,000 shares of common stock at $0.00005 per share for cash proceeds of $3,000.

On April 28, 2008, the Company issued 32,699,920 shares of common stock at $0.00075 per share for cash proceeds of $24,525.

On December 24, 2008, the Company issued 22,600,000 shares of common stock at $0.0025 per share for cash proceeds of $56,500.

On December 3, 2010, the Company issued 6,000,000 Units to New World in a private placement, with each Unit consisting of one share of the Company’s $0.001 par value common stock and one warrant to purchase a share of the Company’s $0.001 par value common stock at $0.0625 at any time within 3 years, for cash proceeds of $300,000. The relative fair value of the warrants issued was $46,500.

On January 3, 2011, the Company issued 3,000,000 Units to New World in a private placement, with each Unit consisting one share of the Company’s $0.001 par value common stock and one warrant to purchase a share of the Company’s $0.001 par value common stock at $0.0625 at any time until January 3, 2014, for cash proceeds of $150,000. On January 6, 2011, the Company completed a private placement of an additional 3,000,000 Units to New World on similar terms, for cash proceeds of $150,000. The relative fair value of the warrants issued was $46,000.  All shares of common stock and warrants issued to New World have been redeemed.

On April 13, 2011, the Company and New World executed a Redemption Agreement, whereby the Company redeemed all of the shares of Common Stock and the Warrants that New World owned (consisting of the 12,000,000 shares of Common Stock and Warrants to purchase 12,000,000 shares of Common Stock obtained in private placements of Units), and in consideration for the Common Stock and Warrants assigned to New World the four Promissory Notes described above. As a result of the Redemption Agreement, the Company no longer holds the Promissory Notes, and New World owns no shares of Common Stock or other securities of the Company.

On June 30, 2011, the Company entered into an agreement to issue 100,000 Units to North American Gold Corp. in a private placement, for $1.00 per Unit, with each Unit consisting of one share of Common Stock and one Warrant to purchase a share of Common Stock at $1.20 at any time until June 30, 2014, for cash proceeds of $100,000.  The fair market value of the Warrants on the date of issuance was $15,467.

On August 29, 2011, the Company entered into an agreement to issue 100,000 Units to North American in a private placement, with each Unit consisting of one share of the Company’s $0.001 par value common stock and one warrant to purchase a share of the Company’s $0.001 par value common stock at $1.20 at any time until August 29, 2014, for cash proceeds of $100,000.  The relative fair market value of the warrants on the date of issuance was $44,000.

On August 17, 2011, the Company entered into an agreement to issue 300,000 shares of its $0.001 par value common stock to Homero Bustillos Gonzalez (“Gonzales”) in accordance with the Option Agreement discussed more fully in Note 9 below.  The fair market value of the common stock was $303,000 on the date of issuance.

On August 17, 2011, the Company entered into an agreement to issue 125,000 shares of its $0.001 par value common stock to American Gold Holdings, Ltd. ("American Gold") as repayment of the $125,000 that American Gold paid Gonzalez in connection with the Option Agreement discussed more fully in Commitments below.  The shares were issued in the name of North American with the agreement of American Gold. The fair market value of the common stock was $126,250 on the date of issuance, September 15, 2011.

F-14

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

6.	Common stock (cont’d)

On September 14, 2011, the Company issued 238,095 shares of its $0.001 par value common stock to North American for gross proceeds of $200,000 pursuant to a Put Notice delivered under the Investment Agreement.

On October 24, 2011, the Company sold 204,081 shares of its $0.001 par value common stock to North American for gross proceeds of $200,000 pursuant to a Put Notice delivered under the Investment Agreement.  The proceeds will be used to fund the Work Plan related to the La Candelaria project, for expenses related to the Ocampo LOI, and other operating expenses incurred by the Company.

On October 31, 2011, the Company entered into an agreement with a consultant to perform consulting services as requested by the Company. The contract calls for the consultant to receive $15,000 upon execution of the agreement, $5,000 per month through the term of the agreement, and a one-time grant of 150,000 restricted shares of the Company's $0.001 par value common stock. The fair market value of the common stock on the date of grant was $124,500. The term of agreement is one year and it will automatically renew if not cancelled in writing 30 days prior to the end of the annual period.

On December 27, 2011, the Company sold 273,972 shares of its $0.001 par value common stock to North American for gross proceeds of $200,000 pursuant to a Put Notice delivered under the Investment Agreement.  The proceeds will be used to fund the Work Plan related to the La Candelaria project, for expenses related to the Ocampo LOI, and other operating expenses incurred by the Company.

7.	Warrants

On December 3, 2010, the Company issued 6,000,000 Units to New World in a private placement, with each Unit consisting of one share of the Company’s $0.001 par value common stock and one warrant to purchase a share of the Company’s $0.001 par value common stock at $0.0625 at any time within 3 years, for cash proceeds of $300,000. The relative fair value of the warrants issued was $46,500, which was calculated using the Black-Scholes option pricing model.  Variables used in the valuation include (1) discount rate of 1.9%, (2) expected life of 3 years, (3) expected volatility of 504% and (4) zero expected dividends.

On January 3, 2011, the Company issued 3,000,000 Units to New World in a private placement, with each Unit consisting one share of the Company’s $0.001 par value common stock and one warrant to purchase a share of the Company’s $0.001 par value common stock at $0.0625 at any time until January 3, 2014, for cash proceeds of $150,000. On January 6, 2011, the Company completed a private placement of an additional 3,000,000 Units to New World on similar terms, for cash proceeds of $150,000. The relative fair value of the warrants issued was $46,000, which was calculated using the Black-Scholes option pricing model.  Variables used in the valuation include (1) discount rate of 1.9%, (2) expected life of 3 years, (3) expected volatility of 504% and (4) zero expected dividends. .

All shares of common stock and warrants issued to New World have been redeemed.

On June 30, 2011, the Company entered into an agreement to issue 100,000 Units to North American Gold Corp. in a private placement, for $1.00 per Unit, with each Unit consisting of one share of Common Stock and one Warrant to purchase a share of Common Stock at $1.20 at any time until June 30, 2014, for cash proceeds of $100,000. The fair market value of the Warrants on the date of issuance was $15,467, which was calculated using the Black-Scholes option pricing model.  Variables used in the valuation include (1) discount rate of 1.9%, (2) expected life of 3 years, (3) expected volatility of 386% and (4) zero expected dividends.

On August 29, 2011, the Company entered into an agreement to issue 100,000 Units to North American in a private placement, with each Unit consisting of one share of the Company’s $0.001 par value common stock and one warrant to purchase a share of the Company’s $0.001 par value common stock at $1.20 at any time until August 29, 2014, for cash proceeds of $100,000. The relative fair market value of the warrants on the date of issuance was $44,000, which was calculated using the Black-Scholes option pricing model.  Variables used in the valuation include (1) discount rate of 0.49%, (2) expected life of 3 years, (3) expected volatility of 536% and (4) zero expected dividends.

F-15

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

A summary of warrant activity for the year ended December 31, 2011 is presented below:

			Weighted
		Weighted	average
		average	remaining	Aggregate
		exercise	contractual	intrinsic
	Warrants	price	life (years)	value
Outstanding December 31, 2010	6,000,000	$0.0625
Granted	6,200,000	0. 0227
Exercised	-	-
Forfeited or cancelled	(12,000,000)	(0.0031)
Expired	-	-
Outstanding December 31, 2011	200,000	$1.20	2.58	$59,467

8.	Income Taxes

The Company has a net operating loss carry-forward of approximately $654,000 available to offset taxable income in future years which commence expiring in fiscal 2028.

The Company is subject to United States income taxes at a rate of 34%. The reconciliation of the provision for income taxes at the United States statutory rate compared to the Company’s income tax expense as reported is as follows:

	Year Ended December 31, 2011	Year Ended December 31, 2010

Income tax recovery at statutory rate	$165,000	$21,000

Valuation allowance change	(165,000)	(21,000)

Provision for income taxes	$–	$–

The significant components of deferred income tax assets as at December 31, 2011 and 2010 are as follows:

	December 31, 2011	December 31, 2010

Net operating losses carried forward	$222,360	$58,456

Valuation allowance	(222,360)	(58,456)

Net deferred income tax asset	$–	$–

F-16

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

9.	Commitments

La Candelaria Property

On May 31, 2011, Metales was formed, with the Company owning 70% of the issued and outstanding shares of capital stock.  The remaining 30% of the issued and outstanding capital stock of Metales was issued to Gonzalez.  On June 10, 2011, Gonzalez assigned the Concessions to Metales.  The Concessions cover 800 hectares, or approximately 1,976 acres.

Gonzalez transferred the Concessions to Metales pursuant to an agreement with American Gold.    On August 17, 2011, in connection with its investment in Metales and the exploration and development of the Concessions, the Company, American Gold, and Gonzalez executed an Assignment Agreement (the “Assignment Agreement”) pursuant to which (a) American Gold assigned all of its right and interest in and to a Letter of Intent between American Gold and Gonzalez, and an Option to Purchase Agreement between American Gold and Gonzalez dated January 11, 2011 (the “Option Agreement”), (b) the Company accepted the assignment of all of the rights and interest of American Gold in and to the Letter of Intent and the Option Agreement, and (c) the Company assumed all of the duties and obligations of American Gold under the Letter of Intent and the Option Agreement with Gonzalez. Pursuant to the Assignment Agreement (which has an effective date of June 10, 2011), the Company has taken or will take the following actions in connection with transfer of the Concessions from Gonzalez to Metales:

1.	The Company issued 125,000 shares of its $0.001 par value common stock to North American as repayment of the $125,000 that American Gold paid Gonzalez in connection with Option Agreement (the “American Gold Shares”).

2.	The Company issued 300,000 shares of its $0.001 par value common stock, with a fair value of $303,000, to Gonzalez on September 16, 2011.

3.	The Company, either alone or through Metales, is obligated to fund $150,000 per year of development costs for three years, for a total of $450,000 (the “Work Plan”).

4.	The Company has paid Gonzalez an additional $125,000.

The American Gold Shares were issued in the name of North American, with the agreement of American Gold.

Gonzalez retains a 2% Net Smelter Returns Royalty on the Property.  Metales is obligated to undertake work necessary to bring the existing geological survey on the Property up to NJ 43-101 standards.  The Company advanced $20,000 to Metales in June 2011 in order to initiate this work, which will be credited to the $150,000 due for the first year under the Work Plan.  During the year ended December 31, 2011, the Company advanced $122,341 under the Work Plan.

The Company has granted anti-dilution rights to Gonzalez, such that the Company must allow Gonzalez the opportunity to maintain his percentage stock ownership in the Company until the date on which the Company has complied fully with its obligations under the Option Agreement or January 11, 2014, whichever comes first.  Gonzalez has waived the exercise of his anti-dilution rights with respect to issuances of common stock to North American under the Investment Agreement.  In addition, the Company is obligated to issue 1,000,000 shares of its $0.001 par value common stock to Gonzalez upon the discovery of a 1 million-ounce equivalent gold deposit, as defined by industry standards as set forth by a recognized exchange in North America.  Finally, if the Company fails to comply with all its obligations under the Option Agreement before January 11, 2014, the Option Agreement will terminate and the Company will be obligated to return the Concessions to Gonzalez.

F-17

Lone Star Gold Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

Employment Agreement

On July 12, 2011, the Company entered into an Employment Agreement with Dan M. Ferris regarding his position as President of the Company.  The Employment Agreement has an initial term of three years, and after the initial term will automatically renew for successive one-year periods until terminated in accordance with the Agreement (the “Term”).  Mr. Ferris will be paid a base salary of $120,000 per year during the Term.  Mr. Ferris will also be entitled to receive 3,000,000 shares of the Company’s $0.001 common stock, which will be issued in three equal increments of 1,000,000 shares over the first 3 years of the Term.  The shares of common stock will not be registered under the Securities Act, and will be subject to restrictions on transfer.  Therefore, Mr. Ferris will receive 1,000,000 shares of common stock on July 12 of each of the years 2012, 2013, and 2014.  The Employment Agreement may be terminated voluntarily by either party upon 30 days written notice, upon Mr. Ferris’ death or disability, by mutual agreement at the end of the Term, or at any time for “cause” by the Company.  If Mr. Ferris’ employment is terminated for “cause”, or if he voluntarily resigns, then he would not be entitled to receive any shares of Common Stock that have not been issued as of the date of resignation or termination.  If Mr. Ferris’ employment is terminated for any other reason, he would receive the full 3,000,000 shares of common stock.  The Employment Agreement defines “cause” as the willful and continued failure by Ferris to perform his duties under the Employment Agreement, conviction of a felony, or engaging in conduct that is contrary to the best interests of the Company or adversely affects the Company’s reputation.  The fair market value of the stock grant on the date of the Employment Agreement was $3,000,000.  The Company recognized $473,974 in expense related to the stock grant as of December 31, 2011.

Ocampo Property

On September 29, 2011, the Company entered into a 90-day exclusivity letter of intent (the “LOI”) with Antonio Aguirre Rascon (“Rascon”) to acquire a 70% interest in mining concessions covering approximately 570 hectares located in the municipality of Ocampo in the state of Chihuahua, Mexico (the “Ocampo Property”).  The Company paid Rascon $12,500 upon signing of the LOI.  The LOI is to serve as the basis for a definitive agreement (the “Definitive Agreement”) to be negotiated between the parties.    In December 2011, the Company elected to allow the LOI to lapse without entering into a Definitive Agreement.

F-18

Lone Star Gold Inc.

(formerly known as Keyser Resources, Inc.)

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

10.	Subsequent Events

On January 13, 2012, the Company agreed to redeem certain shares of Common Stock held by two of its principal shareholders. The Company agreed to redeem 7,500,000 shares of Common Stock owned by Dan M. Ferris, for total consideration of $1.00. In addition, the Company agreed to redeem 22,500,000 shares of Common Stock held by John G. Rhoden, for total consideration of $1.00. The redeemed shares of Common Stock are to be retired and restored to the status of authorized and unissued shares, and not held in treasury

On February 13, 2012, the Company sold 625,000 shares of its $0.001 par value common stock to North American for gross proceeds of $300,000 pursuant to a Put Notice delivered under the Investment Agreement.  The proceeds will be used to fund the Work Plan related to the La Candelaria project, expenses related to the Tailings Project (described below), and other operating expenses incurred by the Company.

Tailings Project

On January 26, 2012, the Company, acting through a newly-formed subsidiary, entered into a Joint Venture Agreement (the “JV Agreement”) with Miguel Angel Jaramillo Tapia (“Jaramillo”), a resident of Mexico. Under the JV Agreement, Amiko Kay, S. de R.L. de C.V., a company organized under the laws of Mexico (the “Subsidiary” or “Amiko Kay”), and Jaramillo formed a joint venture to process 1,200,000 tons of mine tailings located in the city of Hidalgo Del Parral in the state of Chihuahua, Mexico (the “Tailings”), and, after processing, to use, market and sell any minerals extracted from the Tailings. The Company owns 99% of the issued and outstanding membership interests of Amiko Kay.

The Tailings consist of approximately 1.2 million tons of mine tailings from previous mining activity in the Chihuahua area over the last 100 years or more. Mine tailings represent the refuse remaining after ore has been processed. The joint venture between the Subsidiary and Jaramillo (the “Joint Venture”) has been formed to re-process the mine tailings heap to extract minerals that were not extracted during the initial processing, and to market and sell any minerals extracted from the Tailings.

As consideration for Jaramillo’s contribution of the right to process the Tailings to the Joint Venture, the Company paid Jaramillo $25,000 when it signed a letter of intent for a proposed acquisition of an interest in the Tailings on December 5, 2011, and another $75,000 when it signed the JV Agreement. The Company agreed to pay Jaramillo an additional $200,000 no later than January 26, 2013.

In addition, the Company or the Subsidiary will fund an amount up to $1,000,000 (the “Work Commitment”) for the benefit of the Joint Venture over its first two years, as follows:

    (a)    $250,000 within the first year of the Joint Venture for the purchase of used heavy equipment, miscellaneous equipment and materials for processing the Tailings, and taxes, permits, and general operating expenses.

    (b)    $750,000 within the second year of the Joint Venture for the construction of a heap leach system and floatation plant on the Property.

The Company may make an additional $250,000 available to the Joint Venture, if additional processing equipment is justified and required to maximize the liberation of precious metals in the Tailings material.

As further consideration, the Company is obligated to issue 600,000 shares of the common stock, $0.001 par value, of the Company (“Common Stock”), to Jaramillo as follows:

    (a)    100,000 shares of Common Stock, which have been issued to Jaramillo.

    (b)    200,000 shares of Common Stock within 6 months of signing the JV Agreement.

    (c)    300,000 shares of Common Stock within 12 months of signing the JV Agreement.

The shares of Common Stock will be restricted shares and carry current and appropriate legends to that effect. Jaramillo executed a Share Issuance Agreement concurrently with the execution of the JV Agreement, with respect to the shares of Common Stock to be issued under the JV Agreement.

F-19

Lone Star Gold Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2011 and 2010

The Joint Venture will initially process 100-200 tons of the Tailings per day at a processing plant in Parral, a short distance from the Property. The Company plans for the amount processed to be increased up to 600-800 tons per day during the first year, depending on the Joint Venture’s ability to employ more equipment and workers at the Property and to complete construction of the heap leach system and flotation plant on the Property.

Jaramillo will manage the day-to-day affairs associated with processing the Tailings, selling the minerals extracted from the Tailings (“Extracted Minerals”), and other activities of the Joint Venture. Jaramillo will pay all expenses associated with the processing of the Tailings, the sale of any Extracted Minerals from the Tailings, and other obligations of the Joint Venture from the funds received under the Work Commitment and, eventually, from revenues from operations. All net revenues from the sale of any Extracted Minerals or other sources, after deducting expenses, will be distributed and paid monthly, with 65% of the net revenues paid to the Subsidiary and 35% of the net revenues paid to Jaramillo. It is anticipated that the portion to be paid to the Subsidiary will be paid directly to the Company. Jaramillo will provide a monthly accounting of all revenues and expenses associated with the operations of the Joint Venture.

Title to the Property and the Tailings will remain in Jaramillo’s name. Jaramillo will be responsible for obtaining all permits, approvals and authorizations associated with the processing of the Tailings. He is also responsible for causing the Joint Venture to comply with all applicable laws, rules and regulations, and to maintain insurance on the Property. The Subsidiary will have access to the Property and the Tailings at all times during the term of the JV Agreement.

The Subsidiary and Jaramillo will mutually develop plans and programs to process the Tailings. Jaramillo will prepare a detailed budget setting forth the expenses to be paid under the Work Commitment, which will be approved by the Subsidiary. Finally, Jaramillo will provide quarterly financial reports to the Subsidiary.

If either party defaults under the JV Agreement, the defaulting party’s rights to participate in the Joint Venture will be immediately suspended, and the defaulting party will have no right to share in the revenues of the Joint Venture until the breach is cured. If the defaulting party is Jaramillo, then the Subsidiary may perform the duties of Jaramillo under the Agreement. The nondefaulting party may also sue for damages incurred as a result of the event of default.

The JV Agreement will terminate upon completion of processing the Tailings, as determined by the Subsidiary in its sole discretion. If Jaramillo materially breaches the JV Agreement, the Subsidiary may terminate the JV Agreement upon 30 days notice to Jaramillo. Jaramillo has no right to terminate the JV Agreement before the processing of the Tailings is complete.

Jaramillo provides independent consulting services to the Company on the La Candelaria project. He acts as Vice President of Exploration on the La Candelaria project (although he is not an executive officer, or an employee, of the Company, Metales or the Subsidiary).

On March 21, 2012, the Company completed a private placement of 625,000 shares of Common Stock to North American. The Company sold the shares of Common Stock at a price of $0.40 per share, resulting in total proceeds of approximately $250,000 to the Company. The sale of the shares to North American represents the fifth sale of Common Stock under the Investment Agreement.

A portion of the proceeds will be used to fund the exploration and development of the Concessions, according to a work plan established for the project, and to make the annual payments for the property and concession taxes associated with the La Candelaria project. The Company will also use the proceeds to fund a portion of the consideration in connection with the JV Agreement, such as shipping, trucking and on-site wash plant construction, and to commence payments under the work plan established for the Tailings project. Finally, a portion of the proceeds will be used for general corporate expenses associated with the Company’s exploration and development activities.

The issuance of the shares of Common Stock to North American was not registered under the Securities Act of 1933. Instead, the sale was completed in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933. North American has represented to the Company that it is not a “U.S. person” as defined in Regulation S, and that it is acquiring the securities issued by the Company for investment purposes only and not with a view towards distribution. The shares of Common Stock issued to North American will be “restricted securities” and any subsequent resale or transfer of those shares will have to be made pursuant to an exemption from or registration under the Securities Act of 1933, as amended.

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